Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant customarily and actually treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.
AGREEMENT OF SALE AND PURCHASE
THE STATE OF TEXAS        §
§
COUNTY OF BRAZOS        §
THIS AGREEMENT OF SALE AND PURCHASE (“Agreement”), dated as of May 21, 2026 (“Effective Date”) is made by and between COLLEGE STATION 1892 PROPERTIES, L.L.C., a Texas limited liability company (“Seller”), and BRIXMOR OPERATING PARTNERSHIP LP, a Delaware limited partnership, (“Purchaser”). Seller and Purchaser are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties”.
W I T N E S S E T H:
I.
Sale and Purchase
1.01The Property. Seller hereby agrees to sell and convey unto Purchaser, and Purchaser hereby agrees to purchase from Seller, for the price and subject to the terms, covenants, conditions and provisions herein set forth: all of Seller’s right, title and interest in and to (a) (i) the “Master Ground Lease” as defined on Exhibit “A” attached to this Agreement and incorporated herein by reference, excluding the ground leasehold estate under the “Multi-Family Separated Ground Lease”, as amended by the “First Amendment to Ground Lease” as defined on Exhibit “A”, and (ii) the “HEB Separated Ground Lease” as defined on Exhibit “A” ((i) and (ii), together, the “Ground Leases” which term, for avoidance of doubt, excludes the Multi-Family Separated Ground Lease); (b) the ground leasehold estates created by the Ground Leases (the “Ground Leasehold Estates”), together with all improvements thereon (the “Improvements”) and all of Seller's right, title and interest in and to all rights and appurtenances to the Ground Leasehold Estates (the “Appurtenances”) (the Ground Leasehold Estates, the Improvements and the Appurtenances are referred to in this Agreement collectively as the “Real Property”); (c)  all subleases for the occupancy of space within the Real Property which are identified on the Lease Schedule (“Lease Schedule”) attached hereto as Exhibit “B-1” (collectively, including all amendments, modifications, supplements and guarantees relating thereto that are specifically identified on the Lease Schedule, the “Tenant Leases”) or which otherwise constitute Approved Leases (hereinafter defined), and (d)  all of the Assumed Property Agreements as hereinafter defined (if any), and all of the items described and defined on Exhibit “B” attached hereto and incorporated herein by reference, being the Deposits, Plans and Reports, Warranties, Governmental Approvals and Permits, Utility Service Permits, Utility Service Rights, Street and Drainage Rights, Tangible Personal Property, Intellectual Property and Other Intangible Personal Property described and defined therein (all of the foregoing being referred to herein individually by the names set out above, and collectively as the “Personal Property”). The Real Property, the Tenant Leases and the Approved Leases (if any), and the Personal Property are referred to in this Agreement collectively as the “Property”. The Property is sometimes referred to herein as the “Shopping Center.” The Shopping Center and the property subject to the Multi-Family Separated Ground Lease are collectively referred to as the “Jones Crossing Development.” The term “Tenant Leases”, as used in this Agreement, shall include any Approved Leases as may be necessary or appropriate under the context of the use of such term.
1.02HEB ROFR. H-E-B, L.P., a Texas limited partnership (“HEB”), has been granted a right of first refusal (the “HEB ROFR”) over the sale of all or any portion of the Shopping Center under Paragraph 9(e) of that certain Lease Agreement by and between Seller and HEB, as successor-in-interest to HEB Grocery Company, LP, dated April 4, 2017 for space in the Shopping Center (as amended, the “HEB Lease”). Prior to the Effective Date, Seller provided HEB with the Offer (as defined in the HEB Lease).

HEB declined to exercise its right of first refusal and Seller may consummate the sale of the Property to Purchaser. If Seller is required to re-offer the Shopping Center to HEB pursuant to the HEB Lease, Seller agrees to deliver a further Offer to HEB and if HEB properly exercises the HEB ROFR, then (a) this Agreement shall be automatically terminated as of the date of such exercise; (b) the Earnest Money previously deposited by Purchaser shall be returned to Purchaser; and (c) Purchaser and Seller shall have no further obligations and liabilities to each other under this Agreement, except those obligations that expressly survive any termination of this Agreement.
II.
Consideration
2.01Purchase Price. The purchase price (“Purchase Price”) to be paid by Purchaser to Seller for the sale and conveyance of the Property is Forty-Six Million Five Hundred Thousand and No/100 U.S. Dollars ($46,500,000.00).
2.02Payment of the Purchase Price. The Purchase Price will be payable in full in immediately available funds at Closing (hereinafter defined).
2.03Earnest Money. In order to secure Purchaser’s performance of this Agreement, Purchaser shall, within three (3) business days after the Effective Date of this Agreement, deposit Four Hundred Sixty-Five Thousand and 00/100 U.S. Dollars ($465,000.00) (the “Initial Deposit”) by bank wire of readily available funds with First American Title Insurance Company (the “Underwriter”) at its offices at 4795 Regent Boulevard, Mail Code: 1300, Irving, TX 75063, Attn: Sarah Peña, email: [intentionally omitted]. In addition, if this Agreement has not otherwise been terminated, then within three (3) business days after the expiration of the Inspection Period (hereinafter defined), Purchaser shall deposit with Underwriter an additional Four Hundred Sixty-Five Thousand and 00/100 U.S. Dollars ($465,000.00) by bank wire of readily available funds (the “Additional Deposit”). All cash deposited with Underwriter pursuant to the terms of this Section 2.03 shall be placed in an interest bearing account approved by the Parties, and the Initial Deposit and the Additional Deposit, together with all interest earned thereon is referred to in this Agreement collectively as the “Earnest Money”. Purchaser’s delivery of each applicable portion of the Earnest Money is a condition precedent to Seller’s obligations under this Agreement and Purchaser’s rights under this Agreement. The Earnest Money will be held and disbursed in accordance with the terms and provisions of Section 9.05 of this Agreement.
2.04    Independent Contract Consideration. ONE HUNDRED AND NO/100 DOLLARS ($100.00) out of the Initial Deposit shall be paid by Underwriter to Seller as “Independent Contract Consideration” (herein so called) for Seller’s execution of this Agreement. The Independent Contract Consideration: (a) is delivered by Purchaser to Seller as consideration for Purchaser’s exclusive right and option to purchase the Property pursuant to this Agreement; (b) is in addition to and independent of any other consideration or payment provided in this Agreement; (c) is nonrefundable to Purchaser and shall be retained by Seller notwithstanding any other provision of this Agreement to the contrary; and (d) shall be credited against and applied in reduction of the Purchase Price at the Closing (hereinafter defined).
III.
Purchaser's Inspection Rights
3.01Inspection Period. The Parties previously entered into that certain Access and Indemnity Agreement dated March 23, 2026 (the “Access Agreement”) in order for Purchaser to commence its due diligence review of the Property and related materials. The period of time following the date of the Access Agreement until 5:00 p.m. Austin, Texas time on the date that is five (5) business days after the Effective

Date is referred to in this Agreement as the “Inspection Period”. Notwithstanding any provision hereof to the contrary, should Purchaser determine, in Purchaser’s sole and absolute discretion, that the Property is not satisfactory to Purchaser for any reason or no reason, Purchaser may terminate this Agreement by delivering written notice of such termination to Seller prior to the expiration of the Inspection Period and upon such termination, Purchaser shall receive a refund of the Earnest Money (less the Independent Contract Consideration) that has been deposited with Underwriter. If Purchaser elects to proceed with the purchase of the Property, Purchaser will give written notice to Seller of such election to proceed with the purchase (a “Feasibility Notice”) on or prior to the expiration of the Inspection Period. In the event Purchaser does not deliver a Feasibility Notice on or prior to the expiration of the Inspection Period, then this Agreement shall be automatically deemed terminated.
3.02Property Information.
(a)Seller has, prior to the Effective Date, made available to Purchaser in a single online data room established with respect to the transaction contemplated by this Agreement, which data room is accessible only at: [intentionally omitted] (the “Data Site”), certain materials and information which relate to the Property. All materials made available to Purchaser on the Data Site prior to the Effective Date are herein referred to, collectively, as the “Property Information”, and, for avoidance of doubt and notwithstanding anything in this Agreement which may appear to be to the contrary, only those materials made available to Purchaser on the Data Site prior to the Effective Date shall be included within the definition of “Property Information”. Seller hereby represents and warrants to Purchaser that no document or other information or materials posted to the Data Site prior to the Effective Date have been removed, or shall be subsequently removed, from the Data Site prior to Closing.
(b)During the Inspection Period and for so long thereafter when this Agreement is still in effect, Purchaser may review and copy any third party reports and other information which are in Seller’s files and which relate to the physical or financial condition of the Real Property or the status of the governmental approvals or utility commitments for the Real Property (collectively, the "Property Condition"). In no event, however, is Seller required to furnish to Purchaser any internal reports, memoranda or other items prepared by Seller’s own employees, any proprietary information of Seller, any communications from Seller’s attorneys, or any third party reports dealing with matters other than the Property Condition (including without limitation any property appraisals, financial analyses, market analyses and other similar items).
(c)Notwithstanding any provision in this Agreement to the contrary, Purchaser agrees and acknowledges that: (i) Purchaser will not disclose the Property Information or any of the provisions, terms or conditions thereof, or any information disclosed therein or thereby, to any party outside of Purchaser’s organization, other than the Purchaser Parties (hereinafter defined) involved with Purchaser in the acquisition of the Property; (ii) the Property Information was made available to Purchaser on the Data Site solely as an accommodation to Purchaser; (iii) Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of any matters set out in or disclosed by the Property Information, except as may be specifically provided in this Agreement (including, without limitation, the Express Warranties, as hereinafter defined) or in the closing documents executed by Seller pursuant to this Agreement; (iv) the Property Information was made available to Purchaser on the Data Site in its “AS IS” and “WITH ALL FAULTS” condition and Seller has not made and does not make any warranties or representations of any kind or nature regarding the truth, accuracy or completeness of the information set out in or disclosed by the Property Information, except as may be specifically provided in this Agreement (including, without limitation, the Express Warranties) or in the closing documents executed by Seller pursuant to this Agreement; and (v) Seller shall have no liability or culpability of any kind or nature as a result of providing the Property Information to Purchaser or as a result of Purchaser’s reliance on any of the Property Information or any information set forth or referred to therein or disclosed thereby, except as may be specifically provided in this Agreement (including, without limitation, with respect to the Express Warranties) or in the closing documents executed by Seller pursuant to this Agreement.
3.03Purchaser Access Rights. Purchaser and its employees, agents, representatives, contractors, consultants, engineers, attorneys, accountants, officers, directors, affiliates, investors, prospective lenders, investors, proposed investors and other parties acting by, through or under Purchaser (collectively, the "Purchaser Parties") have entered, and may continue to enter, upon the Real Property and conduct such additional on-site testing and inspections as Purchaser reasonably desires; provided, however, that: (a) at least 24 hours prior to any entry upon the Real Property by Purchaser or by any of the Purchaser Parties, Purchaser must, in each instance, furnish to Seller written notice of such proposed entry (which notice may be by electronic mail to Chessie Zimmerman at [intentionally omitted]); (b) the right of entry hereunder will terminate automatically upon any termination of this Agreement; (c) any entry of Purchaser and/or the Purchaser Parties onto the Real Property is at the sole risk of Purchaser and the Purchaser Parties except as specifically set forth in this Agreement; (d) Purchaser hereby releases Seller from all liabilities, obligations and claims of any kind or nature arising out of or in connection with the entry of Purchaser and/or the Purchaser Parties onto the Real Property, except to the extent arising out of any negligence or willful misconduct on the part of Seller or any of Seller’s affiliates, employees, agents, representatives, officers, directors, or other parties acting by, through or under Seller (each, a “Seller Party”); (e) Purchaser agrees to indemnify and save and hold Seller harmless from and against all liabilities, obligations, claims and costs of any kind or nature (including court costs and reasonable attorneys' fees) to the extent arising out of or in connection with any activities of the Purchaser and/or the Purchaser Parties upon or within the Real Property, except to the extent arising out of any negligence or willful misconduct on the part of Seller or any Seller Party; (f) neither the Purchaser nor any of the Purchaser Parties will unreasonably disturb, interrupt or interfere with any activities of Seller or Seller’s employees, agents, contractors, subcontractors, consultants, Tenants (defined below), invitees, licensees or other parties operating by, through or under Seller; (g) except in connection with customary Phase I environmental site assessments, neither the Purchaser nor any of the Purchaser Parties will conduct any drilling or boring activities within the Real Property or engage in any invasive or destructive testing of any kind or nature within the Real Property without the prior written consent of Seller, which consent may be withheld or conditioned by Seller in Seller’s sole and absolute discretion; (h) Purchaser and all of the Purchaser Parties will comply with any additional requirements which may be reasonably imposed by Seller with respect to their activities upon or within the Real Property; (i) Purchaser shall pay when due all costs and expenses related to the activities of Purchaser and/or the Purchaser Parties upon, within or with respect to the Real Property and Purchaser agrees to indemnify and hold and save Seller harmless from and against all such costs and expenses and all obligations, liabilities, claims and costs to the extent arising in connection therewith, including without limitation court costs and reasonable attorneys' fees; (j) Purchaser shall not permit any liens to attach to the Property by reason of any activities of Purchaser or the Purchaser Parties; and (k) prior to any entry upon the Real Property by Purchaser or by any of the Purchaser Parties, Purchaser must furnish to Seller a certificate of insurance for insurance coverage insuring Seller from and against any and all claims, demands and actions arising out of any activities of Purchaser and/or any of the Purchaser Parties. Such insurance must: (i) provide coverage for injury to or death of any person or persons and damage to or destruction of any property, in an amount not less than $2,000,000.00, combined single limit; (ii) provide coverage for broad contractual liability in an amount not less than $2,000,000.00; and (iii) be underwritten by a company or companies reasonably satisfactory to Seller which are fully authorized to do business in the state where the Real Property is located. NOTWITHSTANDING THE FOREGOING, IN NO EVENT SHALL PURCHASER HAVE ANY LIABILITY OR OBLIGATION TO INDEMNIFY SELLER FROM OR IN CONNECTION WITH THE MERE DISCOVERY OF AN EXISTING CONDITION AT THE PROPERTY, THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SELLER OR ANY SELLER PARTY, EXISTING DEFECTS AT THE PROPERTY OR ANY EXISTING NON-COMPLIANCE OF THE PROPERTY WITH ANY APPLICABLE LAW.
3.04Purchaser Due Diligence Materials. All studies, reports, analyses, market information, engineering work product, and other data, materials and/or information of any kind or nature which Purchaser or any employee, agent, representative or consultant of Purchaser generates or acquires in connection with the Property and/or the transaction evidenced by this Agreement are referred to herein collectively as the “Purchaser Due Diligence Materials.” Purchaser shall pay all expenses incurred in connection with the Purchaser Due Diligence Materials and Seller will have no obligation to pay any such expenses.
3.05Tenant Interviews and Meetings with Governmental Authorities. Notwithstanding anything to the contrary contained herein, Purchaser or Purchaser Parties may interview the tenants under the Tenant Leases (“Tenants”) and may meet with any governmental authority for the sole purpose of gathering information in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least two (2) business days in advance by telephone to Chessie Zimmerman at [intentionally omitted] or written notice (which notice may be by electronic mail to Chessie Zimmerman at [intentionally omitted]) to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires; provided, however, that so long as Purchaser provides Seller with advance notice as required pursuant to this sentence, Seller’s failure to attend any such meeting shall not preclude Purchaser from attending same.
IV.
Title and Survey
4.01Title Commitment. Prior to the Effective Date, Seller obtained and caused to be delivered to both Seller and Purchaser: (a) a current commitment for a leasehold title insurance policy issued by Heritage Title Company of Austin, Inc. (the “Title Company”) having its offices at 200 W. 6th Street, Suite 1600, Austin, Texas 78701, Attn: Amy Fisher, on the current form TLTA 2021 standard form commitment promulgated by the Department of Insurance of the State of Texas (the "Title Commitment"), pursuant to which the Title Company through Underwriter commits to issue to Purchaser a leasehold owner’s policy of title insurance, on the standard form promulgated by the Department of Insurance of the State of Texas, insuring Purchaser's title to the Real Property in the amount of the Purchase Price; and (b) copies of all title exception documents which are referenced in the Title Commitment.
4.02Survey. Seller made available to Purchaser on the Data Site as part of the Property Information a copy of the existing ALTA survey of the Property sealed by Nathan Paul Kerr, RPLS 6834 on March 6, 2025 (the “Survey”). Purchaser may, at its sole cost and expense, elect to update and/or recertify the Survey or obtain a new survey of the Property (any such updated, recertified or new survey, the “Updated Survey”).

4.03Purchaser’s Review of Title. Purchaser has had the opportunity to review the Title Commitment, exception documents which are referenced in the Title Commitment, the Survey, and any Updated Survey received by Purchaser and has approved the Permitted Exceptions (defined below). Without in any way limiting the provisions of Section 7.06 of this Agreement, Seller shall be obligated to cure, remove, or cause to be released at or prior to Closing, regardless of whether Purchaser has objected thereto, all matters or items that are (i) liens evidencing monetary encumbrances (other than liens for real estate taxes not yet due and payable) created as a result of acts or omissions of Seller, its agents or affiliates, including, without limitation, any mortgage, deed of trust or other financing instrument securing indebtedness of Seller (including any liens securing future advances), tax or judgment liens against Seller, broker’s liens, and any mechanic’s liens, materialman’s liens or other statutory liens arising from any work or improvements at the Property contracted for by, or at the direction of, Seller, (ii) title matters created or caused by, or at the direction of, Seller, its agents or affiliates after the Effective Date and that are not otherwise permitted pursuant to the express provisions of this Agreement, (iii) delinquent ad valorem taxes, assessments, or other delinquent charges constituting a lien against the Property, or (iv) not Permitted Exceptions ((i) through (iv), collectively, “Mandatory Cure Items”). In addition, and without limiting the foregoing, Seller agrees to (i) cause its third party liens against the Property referred to on Schedule C of the Title Commitment to be released at or prior to Closing, (ii) to otherwise satisfy all requirements of the Title Company with respect to those items which are set forth on Schedule C of the Title Commitment as applicable to Seller and which do not require action on the part of Purchaser, (iii) pay all ad valorem taxes and assessments for years prior to the year of Closing, and (iv) deliver to Title Company at Closing an affidavit in a form reasonably acceptable to Title Company, sufficient to eliminate any exceptions for leases or rights of parties in possession, other than the parties claiming by or through the Tenant Leases as tenants only, with all of the foregoing items described in this sentence constituting additional “Mandatory Cure Items”. The Mandatory Cure Items do not, however, include any liens securing assessments under the HEB Declaration (hereinafter defined) not yet due and payable, or any lien for ad valorem taxes or other governmental assessments not yet due and payable. Purchaser agrees to reasonably cooperate with Seller, at no cost or liability to Purchaser, in order to satisfy all such requirements.
4.04New Title Matters. Without in any way limiting the provisions of Section 7.06 of this Agreement, Purchaser shall have the right to have the Title Commitment and Survey (or Updated Survey) updated on or before the date of Closing and raise any additional objections to items not appearing in the original Title Commitment, the Survey or any prior Updated Survey, other than those that are expressly contemplated herein or those that are caused by Purchaser or any of the Purchaser Parties by written notice to Seller on or before the Closing Date (hereinafter defined).
4.05Seller Failure to Cure.
(a)If Seller shall not correct or remove the defects or objections which Seller has agreed in writing to cure by Closing, then Purchaser, in Purchaser's sole discretion or judgment, may as its sole and exclusive remedy:
(i)accept the Property with such defects (unless such defects are a Mandatory Cure Item, for which Seller is obligated to remove such that they do not appear on the Title Policy (hereinafter defined)) by consummating the Closing on the Closing Date (unless such defects are a Mandatory Cure Item, for which Seller is unequivocally obligated to remove so that they do not appear on the Title Policy); or

(ii)elect to terminate this Agreement by written notice to Seller on or before the Closing Date, in which event the Earnest Money (less the Independent Contract Consideration), together with any interest earned thereon, shall be returned to Purchaser, Seller shall reimburse Purchaser for its

Third Party Costs (hereinafter defined and subject to the cap set forth below) (which obligation shall survive the termination of this Agreement), and thereupon Purchaser and Seller shall be released and relieved of all further rights, liabilities and obligations hereunder.
(b)If Seller shall not correct or remove any Mandatory Cure Items by Closing, then Purchaser, in Purchaser's sole discretion or judgment, may:
(i)accept the Property with such defects by consummating the Closing on the Closing Date; or
(ii)elect to terminate this Agreement by written notice to Seller on or before the Closing Date, in which event the Earnest Money (less the Independent Contract Consideration), together with any interest earned thereon, shall be returned to Purchaser, Seller shall reimburse Purchaser for its Third Party Costs (as defined and capped below), which obligation shall survive the termination of this Agreement, and thereupon Purchaser and Seller shall be released and relieved of all further rights, liabilities and obligations hereunder.
V.
Closing
5.01Closing Date. This transaction shall close, through an escrow arrangement, at the Title Company’s offices or other location acceptable to the Parties (subject to the last sentence of this Section 5.01) on the date that is five (5) business days after the earlier to occur of the Conditions Precedent Satisfaction Date (defined below) or the expiration of the Conditions Precedent Period (defined below), or such earlier date as the Parties may mutually agree in writing (the “Closing Date”). In the event that the Closing Date does not fall on a business day, then the Closing Date will automatically extend to the next business day. The closing of the transaction evidenced by this Agreement is referred to in this Agreement as the “Closing”; and the Closing shall occur on the Closing Date. The foregoing notwithstanding, Seller shall have the one-time right, at its option, to extend the Closing Date for up to thirty-five (35) days as necessary in order to facilitate payment to its third party lender on a standard payment date (i.e., the first day of the calendar month) unless such requirement is waived by Seller’s third party lender (“Seller Extension Option”). In order for Seller to exercise the Seller Extension Option, Seller must notify Purchaser in writing that Seller is exercising the Seller Extension Option no later than five (5) business days prior to the original Closing Date, and such notice from Seller shall specifically identify the new Closing Date. Seller and Purchaser acknowledge and agree that Gregg Krumme of Armbrust & Brown PLLC will serve as the closing agent for the Title Company provided that all funds at Closing will be paid through the Underwriter and all closing documents shall be delivered to the attention of Amy Fisher at Heritage Title Company of Austin, Inc.
5.02Seller’s Closing Obligations. At the Closing, Seller shall, at Seller’s sole cost and expense:
(a)execute and deliver to Purchaser an assignment and assumption of ground leases in the form of Exhibit “D” attached to this Agreement and incorporated herein by reference, with all blanks therein completed as necessary and with a description of the Ground Leasehold Estates attached thereto as Exhibit “A” (the “Assignment and Assumption of Ground Leases”) which will be recorded at Closing in the Official Public Records of Brazos County, Texas;

(b)execute and deliver to Title Company a notice of assignment and assumption of ground leases in the form of Exhibit “D-1” attached to this Agreement and incorporated herein by reference, with all blanks therein completed as necessary. Title Company shall deliver such notice to Master Landlord within 15 days of Closing in accordance with delivery instructions to be provided to Title Company by the parties hereto in connection with the Closing;
(c)execute and deliver to Purchaser a bill of sale and assignment in the form of Exhibit “E” attached to this Agreement and incorporated herein by reference (the “Bill of Sale and Assignment”);
(d)deliver to Purchaser executed originals of all of the Tenant Leases (to the extent available) along with an updated and certified rent roll (“Rent Roll”) and an updated A/R Report (hereinafter defined), each dated within five (5) business days of Closing and each represented to be true, complete and correct in all material respects to the best of Seller’s actual knowledge;
(e)execute and deliver to Purchaser a notice to each of the Tenants under the Tenant Leases in the form of Exhibit “F” attached to this Agreement and incorporated herein by reference, with all blanks therein completed as necessary (collectively, the “Tenant Notice Letters”);
(f)execute and deliver to Purchaser a “non-foreign” certificate sufficient to establish that withholding of tax is not required in connection with this transaction;
(g)execute and deliver to Purchaser a certificate, dated as of Closing Date, certifying to Purchaser that all representations and warranties made by Seller in this Agreement, as they may be modified in accordance with the provisions set forth in the paragraph immediately following Section 6.01(bb) below, are true and correct as if such statements were made as of the Closing;
(h)execute and deliver such other documents as are customarily executed by a seller in connection with the conveyance of similar property in Brazos County, Texas and all required closing statements, releases, affidavits, evidences of authority to execute the documents, certificates of good standing, corporate resolutions and any other instruments reasonably required by the Title Company and/or Underwriter; and
(i)deliver to Purchaser all landlord keys and passcodes (if any) to the Property.
5.03Purchaser’s Closing Obligations. At the Closing, Purchaser shall, at Purchaser’s sole cost and expense:
(a)deliver to Underwriter the Purchase Price plus the full amount of all expenses and other sums which Purchaser is required to pay under the terms of this Agreement, all for disbursement in accordance with the terms and provisions of this Agreement;

(b)execute and deliver to Seller counterpart originals of the Assignment and Assumption of Ground Leases and the Bill of Sale and Assignment;
(c)execute and deliver the Tenant Notice Letters to each of the Tenants under the Tenant Leases; and
(d)execute and deliver such other documents as are customarily executed by a purchaser in connection with the conveyance of similar property in Brazos County, Texas, including all required closing statements, releases, affidavits, evidence of authority to execute documents, certificates of good standing, corporate resolutions, and other instruments which are reasonably required by the Title Company and/or Underwriter.
5.04Closing Costs. Seller and Purchaser each agree to pay the following costs at Closing, in addition to any other amounts set forth in this Agreement.
(a)At or prior to the Closing, Seller must pay: (i) the basic premium for the Title Policy and all title examination fees; (ii) all costs incurred in connection with the preparation and recordation of any releases of existing liens against the Property, and the satisfaction of all other Mandatory Cure Items; (iii) one-half (½) of all recording fees charged in connection with any other documents which are recorded pursuant to the terms of this Agreement; (iv) one-half (½) of any escrow or closing fee charged by Title Company or Underwriter in connection with this Agreement; (vii) all amounts payable to HEB under the “HEB Profit Participation Agreement” (more particularly described in the Memorandum of Profits Participation Agreement, dated April 4, 2017, recorded on April 10, 2017 in Volume 13956, Page 107 of the Official Public Records of Brazos County, Texas (the “HEB Profit Participation Agreement Memorandum”) with regard to the Property; and (vii) any other closing costs customarily paid by a seller of similar property in Brazos County, Texas, except as may be otherwise provided in this Agreement.
(b)At or prior to Closing, Purchaser must pay: (i) all charges for any endorsements to the Title Policy, all charges to modify the area and boundary exception in the Title Policy (to the extent requested by Purchaser), and all other additional premiums of any kind or nature charged in connection with the Title Policy, excluding the basic premium for the Title Policy and title examination fees; (ii) the full amount of all premiums for any mortgagee’s title policy requested by Purchaser, including charges for any survey endorsement or tax deletion requested; (iii) all expenses relating to Purchaser’s financing, including any and all costs, expenses and fees required by Purchaser’s lender; (iv) one-half (½) of all recording fees charged in connection with any documents which are recorded pursuant to the terms of this Agreement (excluding recordation fees for any releases of existing liens against the Property, and the satisfaction of all other Mandatory Cure Items), except for any releases of liens to be recorded by Seller; (v) one-half (½) of any escrow fee charged by Title Company or Underwriter in connection with this Agreement; and

(vi) any other closing costs customarily paid by a purchaser of similar property in Brazos County, Texas, except as may otherwise be provided in this Agreement.
(c)Each Party will be responsible for the payment of its own attorneys’ fees.
5.05Prorations.
(a)No later than seven (7) days prior to the Closing Date, Seller shall deliver to Purchaser a draft of the Closing prorations calculated pursuant to this Section 5.05 (including income and expenses for or attributable to Rents (hereinafter defined), CAM, taxes, insurance, and utilities for such period) and stating the amounts collected or paid, as applicable, for such items, all as reasonably required to make prorations adjustments at Closing pursuant to this Agreement, along with a current Rent Roll and A/R Report, as well as any other information reasonably requested by Purchaser to substantiate the prorations.
(b)All normally and customarily proratable items, including, without limitation, real estate and personal property taxes (“Taxes”), assessments under the HEB Declaration, utility expenses, payments under the Ground Leases (including, without limitation, ground rent and tax payments) and payments under the Assumed Property Agreements (if any) shall be prorated as of the Closing Date, Seller being charged and credited for all of the same up to such date and Purchaser being charged and credited for all of the same on and after such date. If the actual amounts to be prorated are not known as of the Closing Date, the proration shall be made on the basis of the best information then available, and thereafter, when actual figures are received, a cash settlement will be made between Seller and Purchaser within thirty (30) days of receipt of actual figures. Seller shall be obligated to pay any and all taxes and assessments that arise as a result of change in land usage or ownership, including without limitation all "rollback" or other additional taxes.
(c)If the Taxes for the year of Closing are not known as of the Closing Date, the proration for Taxes will be determined based upon the most current appraised value of the Property and the most current tax rates applicable to the Property.
(d)If the actual amounts to be prorated with respect to expenses other than Taxes are not known as of the Closing Date, the prorations with respect to those expenses shall be made on the best information then available.
(e)With respect to both Taxes and other expenses, after the actual amounts of the Taxes or other expenses are known, adjustments, if needed, will be made between Seller and Purchaser within thirty (30) days of when knowledge of the actual amount of the Taxes or other expenses is received. In the event that Seller receives a refund of any Taxes paid for any calendar year prior to the year of Closing, then Seller will pay such refund to Purchaser and Purchaser will refund each Tenant its pro rata share of such refund.
(f)The foregoing notwithstanding, it is acknowledged and agreed that the Tenants under the HEB Lease and the Tenant Lease with Chick-Fil-A, Inc. (the “Chick-

Fil-A Lease”) are responsible to pay Taxes applicable to calendar year 2026 and subsequent calendar years for their respective leased premises (each a separate tax parcel) directly to the applicable taxing authority and, accordingly, Taxes for the tax parcels under the HEB Lease and the Chick-Fil-A Lease will not be pro-rated at the Closing.  It is acknowledged and agreed that the Tenant under the Tenant Lease with Tacala Austin Corp. (the “Taco Bell Lease”) is responsible to pay Taxes attributable to the improvements on its leased premises applicable to calendar year 2026 and subsequent calendar years directly to the applicable taxing authority. Accordingly, Taxes for the improvements under the Taco Bell Lease shall not be prorated at Closing.
(g)Any assessments levied or imposed upon or assessed against the Property or levied, imposed or assessed by the Property pursuant to a declaration or similar agreement for the applicable assessment period and/or billing period therefor in which the Closing occurs shall be prorated as of the Closing Date.
(h)All deposits held by the providers of utility services to the Real Property shall be refunded to the Seller by the appropriate utility providers. Purchaser shall be solely responsible to make arrangements for the continuation of utility services to the Real Property, including without limitation, the obligation to post new utility deposits. However, Seller shall reasonably cooperate with Purchaser in arranging for new utility services to the extent such is necessary.
(i)All security deposits actually in Seller’s possession or control under the terms of the Tenant Leases shall be delivered to Purchaser at the Closing, and Purchaser will assume all liabilities and obligations of Seller in connection with such security deposits.  As for any security deposits not in the form of cash (e.g., letters of credit), Seller must deliver to Purchaser at Closing the original letter of credit or other non-cash instrument, together with all transfer documentation and transfer fees required by the issuing entity to cause same to be reissued to Purchaser immediately following the Closing. Seller and Purchaser agree to cooperate to ensure that fully executed Tenant Letters are sent to all of the Tenants at the Property within ten (10) days following the Closing. Seller shall be prohibited from applying any security deposits on or after the Effective Date.
(j)All Rents collected with respect to the Property as of the Closing Date for the then current month shall be prorated as of 12:01 a.m. on the Closing Date. For purposes of this Agreement, “Rents” shall mean all base rents, percentage rents (if any), additional rent and any tax and operating expense reimbursements and escalations due from the tenants of the Property under the Tenant Leases. Purchaser shall make a reasonable attempt after Closing to collect uncollected Rents for any period prior to Closing (the “Delinquent Rents”) in the usual course of operation of the Property; provided, however, Purchaser shall not be required to declare a lease default or institute any legal action in any court against any Tenant or incur any third-party costs in pursuit of such collections. Seller shall relinquish its right to contact or otherwise directly collect payments from Tenants, except for any Tenants whose Tenant Leases have expired or otherwise terminated and that have vacated the Real Property as of the Closing, and Seller may not initiate (nor demand that Purchaser initiate) legal proceedings for collection of delinquent rentals against any Tenants. All Rents received by one party payable to the other party shall be payable within thirty (30) days of receipt by the receiving party. One hundred eighty (180) days after the Closing Date, upon written request from Seller, Purchaser shall provide Seller with a written accounting (the “Uncollected Rents Accounting”) of all of the Delinquent Rents and all other rents and expenses collected by Purchaser after Closing. Purchaser shall promptly pay to Seller all Delinquent Rents not previously remitted by Purchaser to Seller, but only to the extent Seller is entitled to the same under this section. For clarity, the Uncollected Rents Accounting shall not include amounts due pursuant to the 2026 Reconciliation, as hereinafter defined, which is addressed in Section 5.05(l) below. In making the computations required by this Section, all amounts of Delinquent Rent collected from Tenants shall be applied: (i) first to Purchaser’s actual and reasonable costs of collection, including, without limitation, court costs and reasonable attorneys’ fees; (ii) next, to current rental owed by such Tenant; and (iii) finally, to delinquent rentals, if any, owed by such Tenant in the inverse order of their maturity. Seller will deliver to Purchaser, within thirty (30) days following receipt, any Rents received by Seller after the Closing and attributable to the period from and after the Closing which is available for distribution after application of Delinquent Rents in accordance with priority set forth in the sentence above. The terms of this section shall survive the Closing and not be merged therein.
(k)At Closing, Seller shall give Purchaser a credit against the Purchase Price in the aggregate amount of any prepaid Rents allocable to periods after the Closing. Seller shall also give Purchaser a credit against the Purchase Price for the aggregate amount of overall net credit balances on the accounts of Tenants to the extent there are overall net credit balances on accounts of Tenants. In addition, at Closing, Seller shall give Purchaser a credit against the Purchase Price for gap rent under the Lease with the tenant doing business as Teriyaki Madness (“Teriyaki Madness”) in the aggregate amount of the product of (I) $201.91, and (II) the number of calendar days in the period commencing on (and including) the Closing Date and ending on (and including) August 3, 2026.
(l)Seller, as landlord under the Tenant Leases, is currently collecting from certain Tenants additional rent to cover Taxes, insurance, utilities, maintenance and other operating costs and expenses (collectively, “Reimbursable Tenant Expenses”) incurred by Seller in connection with the ownership, operation, maintenance and management of the Property.  Purchaser agrees to timely prepare, with Seller’s reasonable cooperation as needed, tenant reconciliation statements for Reimbursable Tenant Expenses for calendar year 2026 (“2026 Reconciliation”) and will timely transmit to Tenants and bill the Tenants for any amounts due under such reconciliation statements (with copies delivered to Seller) on or prior to the date due under such Tenant Leases. So that Purchaser may adhere to the foregoing terms, by no later than seventy (70) days following the Closing Date, Seller shall deliver to Purchaser (i) a schedule showing all Reimbursable Tenant Expenses collected by Seller during the calendar year in which the Closing Date occurred, (ii) a general ledger or other such detailed accounting of all reimbursable expenses incurred by Seller during the calendar year in which the Closing Date occurred along with copies of supporting invoices, and (iii) a Tenant by Tenant reconciliation for the calendar year in which the Closing Date occurred. To the extent that landlord is owed any amounts related to Reimbursable Tenant Expenses for 2026 based on such reconciliation statements and Purchaser receives such amounts, Purchaser shall deliver Seller’s pro rata share of such amounts (based on Seller’s days of ownership of the Real Property during calendar year 2026) to Seller within thirty (30) days following the receipt thereof. If the 2026 Reconciliation reflects that Tenants overpaid Reimbursable Tenant Expenses for 2026, then, at Purchaser’s option, Seller will promptly reimburse each Tenant Seller’s pro rata share of overpayment when Purchaser provides such reconciliation statements along with back up information to Seller, or Purchaser will promptly reimburse each Tenant Seller’s pro rata share of overpayment, and Seller will reimburse Purchaser within thirty (30) days of a written request with back up documentation supporting such calculation. Seller will cooperate with Purchaser to provide all other information reasonably necessary for Purchaser to perform such reconciliation attributable to the time period prior to Closing.
(m)No later than June 30 of the first calendar year following the year in which the Closing occurs, Purchaser shall prepare and present to Seller a recalculation of any and all amounts due or subject to proration under this Section 5.05 (taking into consideration any errors, oversights and changes necessary because of the lack of complete or accurate information as of the Closing Date) as well as supporting documentation for such recalculation. The parties shall make the appropriate adjusting payment between them no later than thirty (30) days after delivery of any such recalculation. The provisions of this section shall survive the Closing and not be merged therein.
(n)All (i)  unpaid tenant finish out or construction allowances, landlord construction cost or reimbursement obligations (including, without limitation, the full amount of the “Allowance” [(i.e., $49,574.24)] as such term is defined in the Teriyaki Madness Lease Amendment (hereinafter defined)) if not paid to Teriyaki Madness prior to Closing), if any, under the Tenant Leases executed on or prior to Closing (“Unpaid Allowances”), and (ii)  unpaid leasing commissions, if any, for Tenant Leases executed on or prior to Closing (“Unpaid Leasing Commissions”), will be credited to Purchaser at the Closing, and Purchaser will assume all liabilities and obligations of Seller in connection with the payment of the Unpaid Allowances and the Unpaid Leasing Commissions to the extent included in such credit.
(o)If, after the Closing, Seller and Purchaser or Purchaser and a Tenant shall have any dispute with respect to any items of Rent relating to the period prior to the Closing, Seller agrees to give Purchaser reasonable access at reasonable times to Seller’s books and records (or, alternatively, to electronically provide such books and records) in order to assist Purchaser in working to resolve any such dispute. Purchaser agrees to cooperate in providing Seller with Purchaser’s books and records (whether physically or digitally) to the extent reasonably helpful or necessary to address such dispute.
The provisions of this Section 5.05 shall survive the Closing.

VI.
Representations, Covenants, Notices and Other Matters
6.01Seller Representations: Seller represents and warrants to Purchaser as follows, which representations and warranties are true and correct as of the Effective Date of this Agreement and shall be true and correct as of the Closing Date (as they may be modified in accordance with the provisions set forth in the paragraph immediately following Section 6.01(bb) below):
(a)Except for the Tenant Leases, there are no outstanding leases, subleases, options to purchase, rights of first refusal (except for the HEB ROFR), rights of first offer or other purchase rights, letters of intent or rental agreements under, or otherwise affecting the Property (including the Ground Leasehold Estates). Seller has made available to Purchaser on the Data Site true, correct, and complete copies of all Tenant Leases as part of the Property Information. The Lease Schedule is a true, correct and complete list of all Tenant Leases in effect at the Property, including the original leases, and all amendments, supplements, side letter agreements, rent deferral agreements and guaranties relating thereto. The only tenants of the Property are the Tenants identified on the Lease Schedule, and the Tenant Leases consist only of the documents listed on the Lease Schedule. Except as set forth on the Lease Schedule, the Tenant Leases have not been amended or modified and there are no separate agreements with any tenants or occupants with respect to the Property or any Tenant Leases other than as specified on the Lease Schedule. No renewal, extension or expansion options have been granted to any Tenant, except as set forth in such Tenant’s Tenant Lease. There are no written promises, understandings or commitments between Seller and any other person or entity with respect to the leasing or subleasing of the Property which would be binding upon Purchaser other than those contained in the Tenant Leases, including without limitation, agreements regarding rent forbearance, rent deferral, rent abatement or other tenant requests. No Tenant has paid any rent for any period of more than thirty (30) days in advance.
(b)There are no Unpaid Leasing Commissions or Unpaid Allowances with respect to any portion of the Real Property except as expressly disclosed on the certified Rent Roll attached hereto as Exhibit “K”. There are no unexpired so-called “free-rent” periods covering any time period after the Closing Date. No construction, alteration, decoration or other work remains to be performed under any Tenant Lease by the landlord thereunder. Except for the Unpaid Leasing Commissions and the Unpaid Allowances identified on Exhibit “K”, there are no unpaid Lease Expenses (hereinafter defined). As used herein, “Lease Expenses” shall mean, collectively, any and all costs, expenses and fees paid or incurred, or to be incurred, by the landlord under any Tenant Lease or modification thereof, including, without limitation, (i) brokerage commissions, (ii) expenses incurred (or to be incurred) for improvements to the premises, equipment, painting, decorating, partitioning and other items to satisfy any construction obligations of landlord under any of the Tenant Leases (including any expenses incurred for architectural or engineering services and other “soft costs” in respect of the foregoing), (iii) unapplied and/or outstanding free rent, rent abatements, rent concessions, and gap rent, (iv) tenant allowances in lieu of or as reimbursement for any of the foregoing items listed in subsections (ii) or (iii) of this sentence, and (v) other similar tenant inducement costs, in each case to the extent the landlord is responsible for the payment of such cost or expense under the relevant Tenant Lease or any other agreement relating to such Tenant Lease. Without limiting the foregoing, Seller shall be responsible, at Seller’s sole cost and expense, for the full and prompt payment of any and all Unpaid Leasing Commissions, Unpaid Allowances and other Lease Expenses to the extent that Purchaser has not received a credit for same at Closing, and Seller will protect, indemnify, defend and hold Purchaser free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorney’s fees) incurred by Purchaser in connection with any claim made by any Tenant or any other third-party relating to, or otherwise with respect to, any Unpaid Leasing Commissions, Unpaid Allowances or other Lease Expenses except to the extent that Purchaser has received a credit for same at Closing. The liabilities and obligations of Seller set forth in the immediately preceding sentence shall survive Closing.
(c)Seller has made available to Purchaser on the Data Site as part of the Property Information true, correct, and complete copies of each of the Ground Leases and the Multi-Family Separated Ground Lease, including all amendments, modifications, and supplements thereto. Each of the Ground Leases is in full force and effect (together, as to the entirety of the Real Property). Seller has not received any written notice from Master Landlord (hereinafter defined) asserting or alleging that Seller is in default under either of the Ground Leases and Seller has not sent to Master Landlord any written notice asserting or alleging that Master Landlord is in default under either of the Ground Leases. To the knowledge of Seller, there are no existing defaults under either of the Ground Leases or in the performance of the terms thereof by Seller or by Master Landlord. All rents and other charges reflected in each of the Ground Leases that are due and payable have been paid. Seller has diligently performed and observed all of the terms, covenants, obligations and conditions of each of the Ground Leases on the part of Seller, as lessee thereunder, to be performed or observed in all material respects.
(d)The person or persons executing this Agreement on behalf of Seller have full power and authority to execute this Agreement, and to bind Seller to the terms hereof.
(e)Seller is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Texas.
(f)Seller has, without notice to or consent or joinder of any other person or entity, the full right, power and authority to enter into and perform this Agreement, including full right, power and authority to sell the Property to Purchaser.
(g)Seller’s execution, delivery and performance of this Agreement: (i) are within Seller’s power and authority and have been duly authorized; and (ii) will not conflict with, or with or without notice or the passage of time, or both, result in a breach of any of the terms and provisions of or constitute a default under any legal requirement, indenture, mortgage, loan agreement or instrument to which Seller is a party or by which Seller is bound.
(h)Seller has not been served with notice of any existing litigation with respect to the Property which would be binding upon Purchaser or the Property after the Closing, and to the knowledge of Seller, no such litigation has been threatened or asserted except as disclosed on Exhibit “G” attached hereto (the “Disclosure Exhibit”).

(i)Seller has not received any notice and has no knowledge of any pending or levied improvement liens or special assessments against the Property by any governmental authority. Except as expressly disclosed on the Disclosure Exhibit, neither Seller nor any party acting on behalf of Seller is a party to any pending tax appeal, tax contest or other similar proceeding relating to any portion of the Property and Seller shall not initiate (or cause the initiation of) any such appeal, contest or similar proceeding after the Effective Date.
(j)Seller has not received any written notice of any violation of any ordinance, regulation, law or statute of any governmental agency pertaining to the Property or any portion thereof or the operation thereof.
(k)Seller has received no written notice that the Property or the use thereof violates any covenants, restrictions or any other recorded instruments encumbering the Property.
(l)No portion of the Property has been designated or assessed for “agricultural use” or as “qualified open space land” within the meaning of Article VIII, Section 1-D or Section 1-D-1 of the Texas Constitution, or the statutes relating thereto which are codified under the Texas Tax Code, as amended.
(m)To Seller’s knowledge, the Property is not the habitat or potential habitat of any species of flora or fauna which is protected under any applicable laws pertaining to the protection of flora or fauna (including, without limitation, federal Endangered Species Act) and the anticipated use of the Property does not violate any regulations concerning endangered or threatened species of flora or fauna.
(n)Attached hereto as Exhibit “L” is a list of all environmental reports and site assessments relating to the Property that are in Seller’s possession or control (the “Environmental Reports”). Seller has made available to Purchaser on the Data Site true, correct, and complete copies of all Environmental Reports as part of the Property Information.
(o)To Seller’s knowledge and except as may be disclosed in the Environmental Reports, there are no Hazardous Materials (hereinafter defined) stored on, incorporated into, located on, present in, discharged from, or used on the Real Property in violation of, and requiring remediation under, Environmental Laws, no portion of the Property has been used as a garbage or refuse dump site, a landfill, a waste disposal facility, a transfer station, or any other type of facility for storage, processing, treatment, or temporary or permanent disposal of waste materials, including, without limitation, solid, industrial, toxic, hazardous, radioactive, nuclear or putrescible waste or sewage, and there are no underground storage tanks of any kind or nature located within the Property. The term "Environmental Laws" includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement together with their implementing regulations and guidelines as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations and ordinances that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term "Hazardous Materials" includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), asbestos and asbestos containing materials, and any substance, material waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law. Seller has not received any written notice of any violation of any Environmental Laws pertaining to the Property or any portion thereof and to Seller’s knowledge and except as disclosed in the Environmental Reports, no portion of the Property is currently in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any Environmental Laws.
(p)Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and will deliver an affidavit so confirming at Closing in accordance with Section 5.02.
(q)Except for any contractors, subcontractors, suppliers, architects, engineers and others who have been engaged directly by Tenants under Tenant Leases to perform services or labor or to supply materials to such Tenants, all contractors, subcontractors, suppliers, architects, engineers, and others who have performed services or labor or have supplied materials by, through or under Seller in connection with Seller's acquisition, development, ownership, or management of the Property have been paid in full and all liens arising therefrom (or claims which the passage of time or the giving of notice, or both, could mature into liens) have been satisfied and released.
(r)All information set forth in the Rent Roll attached hereto as Exhibit “K” and any other Rent Roll delivered to Purchaser in accordance with this Agreement is and shall be true, correct, and complete in all material respects as of its date. Seller has not received any written notice of any default or breach on the part of the landlord under any Tenant Lease, except as disclosed on the Disclosure Exhibit, and to the knowledge of Seller, no such landlord defaults or breaches exist, in any material respect, except as disclosed on the Disclosure Exhibit. Seller has not sent to any Tenant any written notice of any default or breach on such Tenant’s part under any Tenant Lease which remain uncured. The Rent Roll attached hereto as Exhibit “K” is a true, correct and complete copy of the current rent roll for the Property prepared and used in the ordinary course of Seller's business.
(s)Seller has made available to Purchaser on the Data Site as part of the Property Information true, correct, and complete copies of all Property Agreements (hereinafter defined). Seller has not received or given written notice of any uncured defaults by Seller or any counterparty under any of the Property Agreements and to the knowledge of Seller, no such defaults exist. There are no written contracts, equipment leases or other agreements affecting the Property, including without limitation, the use, operation or management thereof, that will be binding on Purchaser after Closing other than (a) the Assumed Property Agreements (if any), (b) the Tenant Leases and any Approved Leases, (c) the Ground Leases, (d) the Permitted Exceptions (including, without limitation, the obligations expressly set forth in the Notes that appear on the plat recorded in

Volume 14223, Page 287 of the Official Records of Brazos County, Texas, but only to the extent such obligations apply to the owner of the Property), and (e) all laws, regulations, codes, statutes and ordinances applicable to the Property.
(t)Attached hereto as Exhibit “M” is a true, correct and complete copy of the current accounts receivable report for the Property prepared and used in the ordinary course of Seller’s business (an “A/R Report”) and Seller is not aware of any material inaccuracies contained therein.
(u)Attached hereto as Exhibit “N” is a true, correct and complete list of all tenant security deposits being held by Seller under the Tenant Leases, including any security deposits which are letters of credit or other non-cash instruments. Seller shall not apply any security deposits on or after the Effective Date.
(v)Seller has not received any written notice of any, nor to the best of Seller's knowledge is there any, pending or contemplated eminent domain or condemnation of the Property or any portion thereof.
(w)Seller, (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy laws or any similar law or statute of the United States or any jurisdiction and no such petition has been filed against Seller, and (iv) to its knowledge, none of the foregoing are pending or contemplated.
(x)Neither Seller nor any holder of an interest in Seller is a “party in interest” to any employee benefit plans, and the Property is not an asset of an employee benefit plan covered under Part 4 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (ERISA), or as defined in Section 49, 75(e)(1) of the Internal Revenue Code of 1986, as amended. For purposes of the foregoing, the term “party in interest” shall have the meaning assigned to such term in Section 3(14) of ERISA. Seller is not and is not acting on behalf of (i) any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 that is subject to the provisions of Title I of ERISA, (ii) any “plan” as defined in Section 4975(a) of the Code that is subject to Section 4975 of the Code, (iii) an entity or account the assets of which constitute “plan assets” of any such employee benefit plan or plan within the meaning of Department of Labor Regulation 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, or (iv) a “governmental plan” within the meaning of Section 3(32) of ERISA.
(y)Seller is currently in compliance with, and shall at all times remain in compliance with, the regulations of the Office of Foreign Assets Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Order”)), or other governmental action relating thereto. Seller is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the Order) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control and Seller is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.
(z)Seller has no employees.
(aa)Seller has made available to Purchaser on the Data Site true, correct, and complete copies of the HEB Declaration and the HEB Profit Participation Agreement as part of the Property Information. Seller has not received any written notice of violation or breach by Seller, College Station 1892 Multifamily, L.L.C., or the Property under either the HEB Declaration or the HEB Profit Participation Agreement which has not been resolved, and to the knowledge of Seller, no such violation or breach exists in any material respect. Seller has not sent to any counterparty to the HEB Declaration any written notice of violation or breach by such counterparty or such counterparty’s property under the HEB Declaration which has not been resolved, and to the knowledge of Seller, no such violation or breach exists in any material respect.
(bb)Texas Senate Bill 17.
(1)To Seller's actual knowledge, no tenant, subtenant, or licensee occupying or holding any leasehold, subleasehold, license or similar interest at the Property (each, a “SB Tenant”) is a “prohibited person” as defined under Texas Property Code Subchapter H (§§ 5.251 et seq.) (as amended, “SB 17”), and to Seller’s knowledge no SB Tenant is owned, controlled, or directed, directly or indirectly, by any individual or entity connected to a “designated country” as that term is defined under SB 17 or any rules promulgated thereunder.
(2)Seller has not received any written notice, claim, or assertion from any governmental authority, SB Tenant, or third party that any lease, sublease, license or similar agreement, or any SB Tenant’s right to occupy the Property is or may be void or unenforceable under SB 17.
(3)Seller has not received written notice of any investigation, demand, inquiry, or enforcement action by the Texas Attorney General or any other governmental authority relating to SB 17 with respect to the Property or any Tenant.

All references in this Section 6.01 or elsewhere in this Agreement and/or in any other document or instrument executed by Seller in connection with or pursuant to this Agreement, to “Seller's knowledge” or “to the knowledge of Seller” and words of similar import shall refer to facts within the current actual knowledge of William H. Armstrong, III, Chief Executive Officer of Stratus Properties Inc., an affiliate of Seller, Chessie Zimmerman, who is the employee of Stratus Properties Inc. with primary responsibility for the Property and who is the person most familiar with the Property, and Jon Andrus, development consultant of Seller (the “Seller Representatives”). The Seller Representatives have requested and Day Cable, who is the employee of Seller’s third-party property manager with primary responsibility for the Property and who is the employee of Seller’s third-party property manager most familiar with the Property (the “Manager’s Representative”), has confirmed that Manager’s Representative has not received written notice from any of the Tenants asserting a landlord default or other claims which have not been delivered to Seller Representatives. Seller Representatives have also conducted such additional due inquiry of Manager’s Representative as Seller Representatives have deemed necessary and appropriate to confirm the accuracy of the applicable Express Warranties. Nothing in this Section 6.01 or the remainder of this Agreement shall imply or impose any duty of investigation or inquiry upon Seller or any of the Seller Representatives, except as expressly set forth above, or give rise to any personal liability on the part of any of the Seller Representatives, Manager’s Representative or Seller’s third-party property manager. The warranties and representations of Seller set out in this Section 6.01, plus the warranties and representations of Seller in the closing documents executed by Seller pursuant to this Agreement, including, without limitation, the special warranty of title to be included in the Assignment and Assumption of Ground Leases (collectively, the “Express Warranties”) and the express covenants of Seller set forth in Section 6.04 of this Agreement or in the closing documents executed by Seller pursuant to this Agreement (collectively, the “Express Covenants”) shall survive the Closing. EXCEPT FOR THE EXPRESS WARRANTIES AND THE EXPRESS COVENANTS, PURCHASER IS NOT RELYING ON ANY WARRANTIES, REPRESENTATIONS, PROMISES, COVENANTS, AGREEMENTS, GUARANTIES OR STATEMENTS OF ANY KIND OR NATURE (WRITTEN, ORAL, EXPRESS, IMPLIED OR OTHERWISE) by or from Seller or any agent, employee or other person operating by, through or under Seller. If Seller receives or gains knowledge of any facts or circumstances that would make any of the Express Warranties made by Seller under this Agreement inaccurate, incomplete or unperformable in any material respect, Seller will promptly notify Purchaser in writing of the existence of such facts and circumstances, and Purchaser must, within five (5) business days after Purchaser’s receipt of such notice, either, as Purchaser’s sole and exclusive remedy: (i) accept such modified representation or warranty as Seller may then give consistent with the facts and circumstances set out in Seller’s notice and close under this Agreement, waiving Purchaser’s rights to object to any matters which are consistent with such modified representation or warranty; or (ii) terminate this Agreement by written notice of termination to Seller. If Purchaser fails to deliver to Seller a written notice within the five (5) business day period referenced in the immediately preceding sentence, then Purchaser shall be deemed to have elected option (i) in the immediately preceding sentence. If Purchaser elects to terminate this Agreement in accordance with option (ii) above, then the Earnest Money (less the Independent Contract Consideration) will be refunded to Purchaser and, if the breach of such Express Warranty is within the control of Seller or otherwise is due to the fault of Seller or a breach by Seller under this Agreement, then, as Purchaser’s sole and exclusive remedy, in addition to the Earnest Money (less the Independent Contract Consideration) being refunded to Purchaser, Seller will also reimburse Purchaser for its Third Party Costs (as defined and capped below) which obligation shall survive the termination of this Agreement.
PURCHASER ACKNOWLEDGES THAT PURCHASER WILL INDEPENDENTLY CAUSE THE PROPERTY TO BE INSPECTED ON PURCHASER'S BEHALF DURING THE INSPECTION PERIOD AND THAT PURCHASER HAS NOT ENTERED INTO THIS AGREEMENT BASED ON ANY REPRESENTATION, WARRANTY, AGREEMENT, STATEMENT OR EXPRESSION OF OPINION BY SELLER OR BY ANY PERSON OR ENTITY ACTING OR ALLEGEDLY

ACTING FOR OR ON BEHALF OF SELLER, OTHER THAN THE EXPRESS WARRANTIES AND THE EXPRESS COVENANTS. PURCHASER UNDERSTANDS, AGREES AND ACKNOWLEDGES THAT THE PROPERTY IS SOLD BY SELLER AND ACCEPTED BY PURCHASER: (I) AS IS, WHERE IS, WITH ALL FAULTS, IF ANY, AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, OTHER THAN THE EXPRESS WARRANTIES; AND (II) SUBJECT TO (1) ALL MATTERS WHICH EXPRESSLY APPEAR IN OR ARE EXPRESSLY DISCLOSED BY THIS AGREEMENT, THE PROPERTY INFORMATION OR THE PERMITTED EXCEPTIONS (COLLECTIVELY, THE “DISCLOSED MATTERS”); (2) ALL OF THE DISCLAIMERS AND RELEASES SET OUT IN THIS AGREEMENT AND ALL OF THE DISCLAIMERS SET OUT IN THE ASSIGNMENT AND ASSUMPTION OF GROUND LEASES (COLLECTIVELY, THE “DISCLAIMERS”); AND (3) ALL MATTERS COVERED BY THE DISCLAIMERS (COLLECTIVELY, THE “DISCLAIMED MATTERS”).
PURCHASER, BY EXECUTION OF THIS AGREEMENT, AND EXCEPT FOR THE EXPRESS WARRANTIES, EXPRESS COVENANTS, AND SELLER’S EXPRESS INDEMNITY OBLIGATIONS THAT SURVIVE CLOSING, RELEASES SELLER FROM ANY AND ALL LIABILITIES, OBLIGATIONS AND CLAIMS OF ANY KIND OR NATURE FOR, CONCERNING OR REGARDING (OR ARISING UNDER, IN CONNECTION WITH OR OUT OF) THE DISCLOSED MATTERS OR THE DISCLAIMED MATTERS (INCLUDING WITHOUT LIMITATION ALL LIABILITY FOR CONTRIBUTION AND INDEMNITY, REGARDLESS OF WHETHER SUCH LIABILITY ARISES UNDER CONTRACT, STATUTE OR OTHERWISE), EXCEPT FOR THE EXPRESS WARRANTIES AND EXPRESS COVENANTS.
EXCEPT FOR THE EXPRESS WARRANTIES AND THE EXPRESS COVENANTS, SELLER SPECIFICALLY NEGATES AND DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS, GUARANTIES AND STATEMENTS OF ANY KIND OR CHARACTER WHATSOEVER (WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE) OF, AS TO, CONCERNING OR WITH RESPECT TO THE FOLLOWING MATTERS (ALL OF WHICH ARE "DISCLAIMED MATTERS" FOR PURPOSES OF THIS AGREEMENT): (1) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE ACREAGE OF THE PROPERTY, THE DRAINAGE OF STORM WATER ONTO OR FROM THE PROPERTY, THE CONDITION OF THE SOILS LOCATED WITHIN THE PROPERTY, THE PRESENCE OR EXISTENCE OF ANY FAULTS WITHIN THE PROPERTY OR ANY OTHER MATTERS RELATED TO THE GEOLOGY OF THE PROPERTY OR ANY SURROUNDING AREAS; (2) THE AVAILABILITY OF WATER OR WATER RIGHTS WITH RESPECT TO THE PROPERTY; (3) THE AVAILABILITY OF UTILITIES TO THE PROPERTY OR THE EXISTENCE OR AVAILABILITY OF UTILITY COMMITMENTS TO SERVE THE PROPERTY; (4) WHETHER OR NOT ANY PORTION OF THE PROPERTY LIES WITHIN ANY FLOOD PLAIN, FLOOD WAY, FLOOD PRONE AREA OR SPECIAL FLOOD HAZARD AREA; (5) THE STATUS OF ANY RIGHTS OF ACCESS TO THE PROPERTY, WHETHER BY PRIVATE EASEMENTS, PUBLIC ROADS OR OTHERWISE; (6) THE VALUE OF THE PROPERTY OR THE ANTICIPATED INCOME TO BE DERIVED FROM THE PROPERTY; (7) THE DEVELOPMENT POTENTIAL OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE STATUS OF GOVERNMENTAL APPROVALS WITH RESPECT TO THE PROPERTY, THE ANTICIPATED DENSITIES WHICH MAY BE OBTAINED IN CONNECTION WITH THE DEVELOPMENT OF THE PROPERTY, OR ANY OTHER SIMILAR MATTERS; (8) THE SUITABILITY OF THE PROPERTY FOR ANY ACTIVITIES OR USES WHICH PURCHASER MAY CONDUCT THEREON; (9) THE COMPLIANCE OF OR BY THE

PROPERTY OR ITS OPERATIONS WITH ANY RESTRICTIVE COVENANTS OR OTHER LEGAL REQUIREMENTS OR LIMITATIONS WHICH ARE FILED OF PUBLIC RECORD; (10) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATIONS WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING WITHOUT LIMITATION ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS; (11) THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY ASBESTOS, PCB EMISSIONS, HYDROCARBONS, RADON GAS, OR HAZARDOUS OR TOXIC MATERIALS; (12) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; (13) THE PLANNING, DESIGN OR ENGINEERING OF ANY IMPROVEMENTS LOCATED UPON OR WITHIN THE PROPERTY; (14) ANY MATTERS RELATED TO THE CONSTRUCTION OF ANY IMPROVEMENTS LOCATED UPON OR WITHIN THE PROPERTY, INCLUDING WITHOUT LIMITATION, THE QUALITY OF ANY LABOR OR MATERIALS INCORPORATED THEREIN; (15) THE EXISTENCE OF ANY DEFECTS (LATENT OR PATENT) OR THE STATE OF REPAIR OR LACK OF REPAIR OF ANY IMPROVEMENTS LOCATED UPON OR WITHIN THE PROPERTY; AND (16) ANY OTHER MATTERS WITH RESPECT TO THE PROPERTY OR THE AREA IN WHICH THE PROPERTY IS LOCATED.
NOTWITHSTANDING ANY PROVISION HEREOF TO THE CONTRARY, THE PROVISIONS OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THIS SECTION 6.01, SHALL NOT RELEASE SELLER FROM LIABILITY FOR: (A) ANY DAMAGES, CLAIMS, LIABILITIES OR OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH A BREACH OF (OR FAILURE TO COMPLY WITH) ANY COVENANT, REPRESENTATION OR WARRANTY OF SELLER SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS TO THE EXTENT THE SAME SURVIVE THE CLOSING; OR (B) SELLER’S INTENTIONAL, ACTIVE FRAUD OR FRAUDULENT CONCEALMENT OR (C) ANY OBLIGATIONS OR LIABILITIES OF SELLER UNDER ANY INDEMNIFICATION PROVISIONS CONTAINED IN THIS AGREEMENT THAT SURVIVE CLOSING. FURTHER, SELLER ACKNOWLEDGES AND AGREES THAT PURCHASER HAS NOT ASSUMED, AND SHALL HAVE NO OBLIGATION TO INDEMNIFY SELLER FROM AND AGAINST, ANY GOVERNMENTAL OR THIRD PARTY CLAIMS ASSERTED AFTER THE CLOSING AS A RESULT OF ANY ACT OR OMISSION TAKEN OR FAILED TO BE TAKEN BY OR ON SELLER’S BEHALF PRIOR TO THE CLOSING.
6.02Purchaser Representations: Purchaser represents and warrants to Seller as follows:
(a)Purchaser is a duly organized and validly existing limited partnership under the laws of the State of Delaware.
(b)Purchaser has, without notice to or consent or joinder of any other person or entity, the full right, power and authority to enter into and perform this Agreement, including full right, power and authority to purchase the Property from Seller.
(c)Purchaser’s execution, delivery and performance of this Agreement: (i) are within Purchaser’s power and authority and have been duly authorized; and (ii) will not conflict with, or with or without notice or the passage of time, or both, result in a breach of any of the terms and provisions of or constitute a default under any legal requirement, indenture, mortgage, loan agreement or instrument to which Purchaser is a party or by which Purchaser is bound.
(d)To Purchaser’s current actual knowledge, Purchaser is, and on the Closing Date will be, financially able to consummate the purchase of the Property in the manner contemplated by this Agreement.
(e)Purchaser is not insolvent (as such term is in the United States Bankruptcy Code, 11 U.S.C. Sections 101, et seq. (the “Bankruptcy Code”)) and will not become insolvent as a result of entering into and consummating this Agreement or the transactions contemplated hereby (including, without limitation, the purchase of the Property), nor are the transactions contemplated hereunder or obligations incurred in connection herewith made or incurred by Purchaser with any intent to hinder, delay or defraud any creditors to which Purchaser is or becomes indebted. Purchaser acknowledges that it is receiving new, fair, reasonably equivalent value in exchange for the transfers and obligations contemplated by this Agreement, and affirmatively represents that neither its entry into this Agreement nor its consummation of the transactions contemplated hereby constitutes a fraudulent conveyance or preferential transfer under the Bankruptcy Code or any other federal, state or local laws affecting creditors rights generally.
(f)Purchaser is currently in compliance with, and shall at all times during the term of this Agreement (including any extension thereof) remain in compliance with, the regulations of the OFAC of the Department of the Treasury (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the Order), or other governmental action relating thereto. Purchaser is not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the Order) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control and Purchaser is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation. Purchaser is not a “prohibited person” as defined under Texas Property Code Subchapter H (§§ 5.251 et seq.) Purchaser is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering. None of the funds of Purchaser have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Purchaser is prohibited by law or that the transaction or this Agreement is or will be in violation of law. Purchaser has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times.
Each of the warranties and representations of Seller and Purchaser under this Agreement is true and correct as of the Effective Date of this Agreement and shall be true and correct as of the Closing. The warranties, representations and covenants of Seller and Purchaser contained in this Agreement shall survive the Closing and shall inure to the benefit of and be binding upon the heirs, successors and assigns of the Parties hereto.

6.03No Fraud In The Inducement.
(a)EACH PARTY UNEQUIVOCALLY REPRESENTS, ACKNOWLEDGES AND STATES THAT NEITHER THE OTHER PARTY NOR ANY AGENT, EMPLOYEE, CONTRACTOR OR OTHER PERSON OR ENTITY OPERATING BY, THROUGH OR UNDER THE OTHER PARTY: (1) HAS MADE ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, EITHER EXPRESS OR IMPLIED, TO INDUCE SUCH PARTY TO ENTER INTO THIS AGREEMENT, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS AGREEMENT; OR (2) HAS ANY DUTY TO MAKE ANY DISCLOSURES TO SUCH PARTY, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS AGREEMENT.
(b)EACH PARTY UNEQUIVOCALLY REPRESENTS, ACKNOWLEDGES AND STATES THAT IN ENTERING INTO THIS TRANSACTION AND EXECUTING AND DELIVERING THIS AGREEMENT TO THE OTHER PARTY, SUCH PARTY IS: (1) NOT RELYING UPON ANY WARRANTIES, REPRESENTATIONS, PROMISES OR STATEMENTS, WHETHER EXPRESS OR IMPLIED, MADE BY THE OTHER PARTY OR ANY OFFICER, MANAGER, AGENT, REPRESENTATIVE, EMPLOYEE, CONTRACTOR OR OTHER PERSON OR ENTITY OPERATING BY, THROUGH OR UNDER THE OTHER PARTY, EXCEPT TO THE EXTENT THAT THE SAME ARE EXPRESSLY SET FORTH IN THIS AGREEMENT; AND (2) EXCEPT TO THE EXTENT OTHERWISE EXPRESSLY AND SPECIFICALLY SET FORTH IN THIS AGREEMENT, RELYING SOLELY ON ITS OWN INSPECTION, INVESTIGATION AND JUDGMENT.
6.04Seller Covenants. Seller agrees that, between the Effective Date of this Agreement and the Closing Date:
(a)Except as expressly contemplated herein, Seller will not amend or enter into or grant any liens, easements, restrictive covenants or other agreements of any kind which affect the Property, without the prior written approval of Purchaser, which may be withheld in Purchaser’s sole discretion. Seller will also not terminate any easements, restrictive covenants or other agreements of any kind which affect the Property, without the prior written approval of Purchaser, which may be withheld in Purchaser’s sole discretion.
(b)Except for the Approved Leases and Tenant Lease Amendments as defined and permitted under Section 6.06 below, Seller will not enter into any leases, subleases or other possessory agreements for the Property or any amendments or modifications to the Tenant Leases or Approved Leases without the prior written approval of Purchaser, which may be withheld in Purchaser’s sole discretion.
(c)Except to the extent expressly required pursuant to any Tenant Leases, Seller will not sell, transfer, convey, demolish, destroy, dispose of, relinquish, amend, alter, change or modify the Property or any portion thereof, except for tenant finish out improvements in the ordinary course of business, without the prior written consent of Purchaser, which may be withheld in Purchaser’s sole discretion.
(d)Seller will operate and maintain the Property in a first class condition commensurate with comparable retail shopping centers in the College Station, Texas area and in accordance with all applicable laws, codes and regulations, the Tenant Leases, the Approved Leases and all other agreements, restrictions or covenants applicable to, or binding upon the Property in all material respects.
(e)Seller will promptly notify Purchaser of any material damage to or destruction of the Property or any portion thereof, and will keep Purchaser reasonably informed about the status of Seller’s insurance claim arising out of any casualty.
(f)Seller will promptly upon obtaining notice of same, notify Purchaser of any instituted or proposed foreclosure proceeding, condemnation action or other litigation with respect to the Property or any portion thereof.
(g)Seller will promptly upon obtaining notice of same, notify Purchaser of any legal, political, governmental, or administrative proceeding or moratorium instituted or proposed which specifically affects the Property in a materially adverse manner.
(h)Seller will not alter or amend in any way any governmental approval and permit applicable to the Property, or the zoning status of the Property, if applicable, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole discretion.
(i)Seller will not make any commitments to any governmental authority, utility company, school board, church or other religious body, or any homeowners association, or any other organization, group or individual which would be binding upon Purchaser or the Property after the Closing.
(j)Seller shall maintain the Ground Leases in full force and effect, and shall timely and diligently perform and observe all of the terms, covenants, obligations and conditions of each of the Ground Leases to be performed or observed on the part of Seller, as lessee thereunder, in all material respects. Seller shall not, without the prior written consent of Purchaser in its sole discretion, amend, modify, assign or terminate either or both of the Ground Leases. Seller shall promptly notify Purchaser in writing in the event Seller either (i) receives any written notice from Master Landlord asserting or alleging that Seller is in default under either of the Ground Leases, or (ii) sends to Master Landlord any written notice asserting or alleging that Master Landlord is in default under either of the Ground Leases.
(k)Seller shall timely and diligently perform and observe all of the terms, covenants, obligations and conditions of the HEB Declaration to be performed or observed on the part of Seller thereunder in all material respects. Seller shall not, without the prior written consent of Purchaser in its sole discretion, amend, modify, assign or terminate the HEB Declaration. Seller shall promptly notify Purchaser in writing in the event Seller either (i) receives any written notice from any counterparty to the HEB Declaration asserting or alleging that Seller or any other counterparty is in default under the HEB Declaration, or (ii) sends to any counterparty to the HEB Declaration any written notice asserting or alleging that such counterparty is in default under the HEB Declaration.
6.05Purchaser Covenants. Purchaser agrees that, between the Effective Date of this Agreement and the Closing Date, neither Purchaser nor any of the Purchaser Parties will, without the prior written consent of Seller:
(a)have any contact (written, verbal or otherwise) with or make any commitments to any governmental authority, utility company, school board, church, religious body, homeowners association, or other similar organization or group with respect to the Property or allow any third party to make or have any such contact on behalf of Purchaser or any of the Purchaser Parties, except Purchaser may (1) make inquiries to municipal, local and other government representatives to the extent required by law or with respect to customary Phase I environmental, zoning and building code inquiries; (2) seek estoppel certificates; and (3) make contact with utility companies as needed to establish accounts in Purchaser’s name;
(b)enter into any leases or other possessory agreements for the Property which would be binding on Seller or the Property after any termination of this Agreement;
(c)enter into or grant any easements, liens, encumbrances or other contracts or instruments which would be binding upon Seller or the Property after any termination of this Agreement;
(d)record in any public records, any memorandum or other instrument referencing this Agreement, other than any documents permitted pursuant to the terms of this Agreement or any lis pendens filed in connection with a suit for specific performance filed by Purchaser in conformance with the requirements of Section 9.02 of this Agreement;
(e)alter or amend in any way which would be binding upon Seller or the Property after any termination of this Agreement, the zoning or any other governmental approval or permit affecting the Property;
(f)commence any construction activities upon or within the Property;
(g)transfer, convey, dispose of or remove any portion of the Property; or
(h)terminate or amend or purport to terminate or amend any service contract, maintenance contract or other contract of any kind relating to the Property, except for contracts entered into by Purchaser in connection with its due diligence.
6.06Approved Leases. Prior to the expiration of the Inspection Period, Seller will not enter into any new lease, sublease or other agreement for the occupancy of space within the Real Property (a “New Lease”) or any amendment to any existing Tenant Lease (“Tenant Lease Amendment”) without the prior written consent of Purchaser, which may be withheld in Purchaser’s reasonable discretion, provided notice is given to Purchaser no less than five (5) business days prior to such action and in any event at least five (5) business days prior to the expiration of the Inspection Period. After the expiration of the Inspection

Period, Seller may not enter into any New Lease or Tenant Lease Amendment without Purchaser’s written consent, which consent may be granted or withheld in Purchaser’s sole discretion. If Purchaser does not respond to Seller’s request for consent, then Purchaser will be deemed to have disapproved such New Lease or Tenant Lease Amendment. Any Tenant Lease and any Tenant Lease Amendment which is expressly approved by Purchaser in writing in accordance with this Section 6.06 is referred to herein as an “Approved Lease”. For avoidance of doubt, the forgoing shall in no event limit the prohibition on amendments, modifications, assignments and terminations of either of the Ground Leases set forth in Section 6.04(j).
6.07Property Agreements. Seller has made available to Purchaser on the Data Site as part of the Property Information true, correct, and complete copies of all agreements identified on Exhibit “C” attached hereto (the “Property Agreements”) and there are no contracts, equipment leases or other agreements affecting the Property which will be binding upon Purchaser after the Closing other than (a) the Assumed Property Agreements (if any), (b) the Ground Leases, (c) the Tenant Leases and any Approved Leases, and (d) Permitted Exceptions. On or prior to the last day of the Inspection Period, Purchaser will advise Seller in writing of which Property Agreements (if any) it will assume at Closing (the “Assumed Property Agreements”). If Purchaser fails to provide such written notice to Seller prior to the expiration of the Inspection Period, then Purchaser shall be deemed to have elected not to assume any of the Property Agreements. Seller shall terminate all Property Agreements except the Assumed Property Agreements (if any), effective at or prior to Closing, at Seller’s sole cost and expense. Notwithstanding anything to the contrary contained herein, Seller at Seller’s sole cost and expense, shall terminate any and all management and/or leasing agreement(s) in effect with respect to the Property, such termination(s) to be effective on or prior to Closing, and Seller will protect, indemnify, defend and hold Purchaser free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorney’s fees) in connection with any claim made by any property manager, leasing agent or other counterparty to any such agreement, which obligation shall survive Closing.
6.08HEB Declaration. Purchaser acknowledges and agrees that Seller has disclosed to Purchaser that Master Landlord, Seller and HEB Grocery Company, LP, a Texas limited partnership, now known as H-E-B, LP, entered into that certain Declaration of Easements, Covenants, Conditions and Restrictions dated May 10, 2017 and recorded in Volume 14040, Page 62 of the Official Public Records of Brazos County, Texas, as amended by that certain First Amendment to Declaration of Easements, Covenants, Conditions and Restrictions dated December 6, 2018 and recorded in Volume 15062, Page 206 of the Official Public Records of Brazos County, Texas (as amended from time to time, the “HEB Declaration”), which provides for, among other things, certain restrictions applicable to the Property. Seller agrees that it will not agree to any amendment of the HEB Declaration after the Effective Date while this Agreement is pending. Notwithstanding anything to the contrary contained herein, the HEB Declaration is a Permitted Exception hereunder.
6.09Notice Regarding Possible Liability for Additional Taxes. If for the current ad valorem tax year the taxable value of the land that is the subject of this contract is determined by a special appraisal method that allows for appraisal of the land at less than its market value, the person to whom the land is transferred may not be allowed to qualify the land for that special appraisal in a subsequent tax year and the land may then be appraised at its full market value. In addition, the transfer of the land or a subsequent change in the use of the land may result in the imposition of an additional tax plus interest as a penalty for the transfer or the change in the use of the land. The taxable value of the land and the applicable method of appraisal for the current tax year is public information and may be obtained from the tax appraisal district established for the county in which the land is located. The foregoing does not limit Seller’s obligation to pay (or provide Purchaser with a credit for) all “rollback” or similar taxes on or before the Closing pursuant to Section 5.05(a).

6.10Notice Regarding Title And Legal Counsel. As required by the Texas Real Estate License Act, Seller hereby advises Purchaser that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser’s own selection, or that Purchaser should be furnished with or obtain a policy of title insurance. By signing this Agreement, Purchaser acknowledges receipt of this notice. Purchaser and Seller further acknowledge that they have been given the opportunity to, and are hereby advised to, consult with an attorney of their choice with regard to this Agreement, the closing documents to be executed in connection herewith and the transaction contemplated by this Agreement.
6.11Balcones Drive Fiscal Deposit. In accordance with that certain letter agreement dated June 19, 2017 (the “Balcones Extension Fiscal Letter”) between Seller and the City of College Station (the “City”), Seller paid a cash fiscal deposit to the City in the amount of $734,704.36 (the “Balcones Extension Deposit”) for the portion of the “Balcones Drive Extension” as described and defined therein. In accordance with the Balcones Extension Fiscal Letter, the Balcones Extension Deposit will be used to pay the remaining share of costs owed by the Jones Crossing Development for the Balcones Drive Extension when and if constructed. Seller shall remain responsible for any and all obligations and expenses related to the Balcones Drive Extension, the Balcones Extension Fiscal Letter and any other document heretofore or hereafter executed in connection therewith (the “Balcones Extension Documents”), and Seller will protect, indemnify, defend and hold Purchaser free and harmless from and against any and all loss, liability, cost, damage and expense (including reasonable attorney’s fees) in connection with any claim made by any party regarding or otherwise relating to the Balcones Extension Deposit, the Balcones Drive Extension and/or the Balcones Extension Documents, which obligations shall survive Closing indefinitely.
6.12Pond Facilities. The HEB Lease provides that HEB will pay its pro rata share of the cost of the operation, repair and maintenance of the Pond Facilities (as defined in the HEB Lease) and the other Tenant Leases require that Tenants pay a share of operation, repair and maintenance of the Pond Facilities. Seller hereby discloses to Purchaser that, regardless of such lease provisions, neither Seller nor Seller’s third-party manager has passed through and/or charged HEB or the other Tenants for their respective share of the costs of the operation, repair and maintenance of the Pond Facilities and Seller hereby agrees that neither Seller nor Seller’s third-party property manager will pass through and/or charge HEB or the other Tenants for same.
6.13Real Estate Taxes. Property tax parcel number 362100-102-0010 (the “Retail Tax Parcel”) includes all of Lot 1, Block 1 of the Jones Crossing Development Phase A, a subdivision in Brazos County, Texas according to the map or plat thereof recorded in Volume 14223, Page 287 under Document No. 01306963 of the Official Public Records of Brazos County, Texas (the “Retail Lot”). The Retail Lot includes five (5) buildings for Tenants (sometimes referred to as “Shadow Retail Tenants”) as well as the pad site for the Taco Bell Tenant, a future secondary anchor site and one additional corner pad site. Seller hereby discloses to Purchaser that Seller has pro-rated the Taxes for the Retail Tax Parcel on a percentage basis so that the Shadow Retail Tenants are not paying Taxes applicable to the secondary anchor site or the pad sites within the Retail Lot and the Retail Tax Parcel. The Taco Bell Tenant is allocated its share of Taxes. An example and the formula used by Seller property manager to allocate Taxes for the Retail Lot is described on Exhibit “R” attached hereto and incorporated herein for all purposes.
VII.
Conditions Precedent
7.01Conditions Precedent. Closing under this Agreement is contingent and conditioned upon the satisfaction of each of the conditions precedent set forth in the following Sections of this Article VII (collectively, the “Conditions Precedent” and individually, a “Condition Precedent”). The date a

Condition Precedent is satisfied is the earlier of the date a Condition Precedent is satisfied or the date a Condition Precedent is expressly waived in writing by Purchaser or deemed waived in accordance with the express provisions of this Agreement.
7.02Tenant Estoppel Certificates. Seller will use commercially reasonable efforts to deliver to Purchaser tenant estoppel certificates executed by all Tenants dated after the Effective Date but no earlier than forty-five (45) days prior to the Closing Date in the form of the tenant estoppel certificate attached to such Tenant Lease or if no form is so attached, then (i) for the HEB Lease in the form attached hereto as Exhibit “H” and (ii) for Tenants other than HEB, in the form of Exhibit “H-1” attached hereto, (collectively, the “Tenant Estoppels”). Promptly after receipt, Seller shall deliver any and all executed Tenant Estoppels to Purchaser. The executed Tenant Estoppels must be completed to reflect the terms of the applicable Tenant Lease and must, unless expressly waived by Purchaser in writing in Purchaser’s sole discretion, satisfy all of the Minimum Estoppel Requirements. For purposes hereof, “Minimum Estoppel Requirements” shall mean that such Tenant Estoppel (a) confirms the rent and lease term information set forth in the Rent Roll attached hereto as Exhibit “K” and otherwise contains no assertion which would materially conflict with the Rent Roll attached hereto as Exhibit “K”, (b) does not disclose any information or facts that are materially different than, or that conflict in any material respect with, the Express Warranties, the Tenant Leases made available to Purchaser on the Data Site as part of the Property Information, or any information contained in the other Property Information, (c) certifies that Seller, as the landlord under the applicable Tenant Lease, is not in default under the applicable Tenant Lease, (d) does not disclose any materially adverse matters that are reasonably unacceptable to Purchaser, (e) certifies a true, correct and complete list of the documents that comprise the applicable Tenant Lease, (f) is dated after the Effective Date but no earlier than forty-five (45) days prior to the Closing Date, and (g) is on the requisite form prescribed hereunder. The completed forms of the Tenant Estoppels must be prepared by Seller and submitted to Purchaser, for Purchaser’s review and reasonable approval, prior to delivery to the Tenants, but in any event no later than three (3) business days following the Effective Date. Purchaser shall deliver any comments to the completed Tenant Estoppels, failing which such completed Tenant Estoppels shall be deemed approved for submission to the Tenants. Purchaser will respond to Seller in writing within five (5) business days of the date Seller submits a signed Tenant Estoppel or revised Tenant Estoppel received from a Tenant to Purchaser for Purchaser’s review and approval of whether Purchaser approves the Tenant Estoppel or the specific reasons for withholding approval if approval is not granted. If Purchaser fails to respond within such five (5) business day period, then Purchaser will be deemed to have approved the Tenant Estoppel at issue. If Seller is unable, for any reason, to deliver to Purchaser Tenant Estoppels that are on the form required above (or are on a form with revisions approved or deemed approved by Purchaser) and that satisfy all of the Minimum Estoppel Requirements covering (a) the HEB Lease, the Chick Fil-A Lease, and the Taco Bell Lease (the Tenants under the same, collectively, the “Major Tenants”), and (b) at least 70% of the gross leasable floor area of the Improvements that is occupied as of the Effective Date by Tenants other than the Major Tenants pursuant to Tenant Leases (collectively, the “Tenant Estoppels Requirement”) on or before the expiration of the Conditions Precedent Period (defined below), as it may be extended, then, Purchaser, as Purchaser’s sole and exclusive remedy, shall have the right to either: (i) terminate this Agreement, in which event the Earnest Money will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement; or (ii) waive the Tenant Estoppels Requirement and proceed with the Closing. Purchaser must exercise option (i) or option (ii) of the immediately preceding sentence by written notice to Seller on or before the date that is two (2) business days after the expiration of the Conditions Precedent Period. If Purchaser fails to exercise such option on or before the date that is two (2) business days after the expiration of the Conditions Precedent Period, then Purchaser will be deemed to have exercised option (ii) set forth above.

7.03Master Landlord Estoppel. Seller will use commercially reasonable efforts to deliver to Purchaser, as soon as reasonably practicable, a master landlord estoppel certificate in the form, in all material respects, attached hereto as Exhibit “I” executed by 1892 Jones Crossing, Ltd., a Texas limited partnership (“Master Landlord”) dated after the Effective Date but no earlier than forty-five (45) days prior to the Closing Date (the “Master Landlord Estoppel”). Promptly after receipt, Seller shall deliver either revisions that Master Landlord requires be made to the form of Master Landlord Estoppel or the executed Master Landlord Estoppel to Purchaser. The Master Landlord Estoppel must not, unless expressly waived by Purchaser in writing in Purchaser’s sole discretion, (a) disclose any material defaults or other materially adverse matters that are reasonably unacceptable to Purchaser, (b) reference any unperformed obligations on the part of Seller under the Ground Leases, (c) conflict, in any material respect, with any applicable representations or warranties of Seller under this Agreement, or (d) reference any term, provision, or agreement that is inconsistent with, or otherwise conflicts in any material respect with (y) the Ground Leases that Seller made available to Purchaser on the Data Site as part of the Property Information, or (z) the Property Information. Purchaser will respond to Seller in writing within five (5) business days of the date Seller submits either Master Landlord required revisions to the prescribed Master Landlord Estoppel form or a signed Master Landlord Estoppel to Purchaser for review and approval of whether Purchaser approves the revisions to the Master Landlord Estoppel form or the executed Master Landlord Estoppel, as applicable, or the specific reasons for withholding approval if approval is not granted. If Purchaser fails to respond within such five (5) business day period, then Purchaser will be deemed to have approved the revisions to the Master Landlord Estoppel form or the executed Master Landlord Estoppel, as applicable. If Seller is unable, for any reason, to deliver to Purchaser the Master Landlord Estoppel in the form required pursuant to this Section 7.03 (or are on a form with revisions approved or deemed approved by Purchaser) on or before on or before the expiration of the Conditions Precedent Period (as it may be extended), then, Purchaser, as Purchaser’s sole and exclusive remedy, shall have the right to either: (i) terminate this Agreement, in which event the Earnest Money will be refunded to Purchaser and neither Party shall thereafter have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement; or (ii) waive the Master Landlord Estoppel requirement and proceed with the Closing. Purchaser must exercise option (i) or option (ii) of the immediately preceding sentence by written notice to Seller on or before the date that is two (2) business days after the expiration of the Conditions Precedent Period. If Purchaser fails to exercise such option on or before the date that is two (2) business days after the expiration of the Conditions Precedent Period, then Purchaser will be deemed to have exercised option (i) (i.e., to terminate this Agreement) set forth above.
7.04HEB Declaration Estoppels. Seller will use commercially reasonable efforts to deliver to Purchaser estoppel certificates regarding the HEB Declaration executed by each of HEB, Seller, College Station 1892 Multifamily, L.L.C., (“Multifamily”) and Master Landlord in the form, in all material respects, attached hereto as Exhibit “J” that are dated after the Effective Date but no earlier than forty-five (45) days prior to the Closing Date (the “HEB Declaration Estoppels”). Promptly after receipt, Seller shall deliver either revisions that HEB, Multifamily, or Master Landlord require be made to the form of HEB Declaration Estoppel attached hereto as Exhibit “J”, as applicable or the executed HEB Declaration Estoppels to Purchaser. The HEB Declaration Estoppels must not, unless expressly waived by Purchaser in writing, (a) disclose any material defaults or other materially adverse matters that are reasonably unacceptable to Purchaser, (b) reference any unperformed obligations on the part of Seller under the HEB Declaration, (c) conflict, in any material respect, with any applicable representations or warranties of Seller under this Agreement, or (d) reference any term, provision, or agreement that is inconsistent with, or otherwise conflicts in any material respect with (y) the HEB Declaration that Seller made available to Purchaser on the Data Site as part of the Property Information, or (z) the Property Information. Purchaser will respond to Seller in writing within five (5) business days of the date Seller submits either revisions to the form of HEB Declaration Estoppel required by HEB, Multifamily, or Master Landlord, or any signed

HEB Declaration Estoppel to Purchaser for review and approval of whether Purchaser approves the revisions to the form of HEB Declaration Estoppel or any signed HEB Declaration Estoppel, as applicable, or the specific reasons for withholding approval if approval is not granted. If Purchaser fails to respond within such five (5) business day period, then Purchaser will be deemed to have approved the revisions to the form of HEB Declaration Estoppel or the signed HEB Declaration Estoppel, as applicable. If Seller is unable, for any reason, to deliver to Purchaser all of the HEB Declaration Estoppels in the form required pursuant to this Section 7.04 (or that are on a form with revisions approved or deemed approved by Purchaser) on or before the expiration of the Conditions Precedent Period (as it may be extended as expressly set forth in this Agreement), then, Purchaser, as Purchaser’s sole and exclusive remedy, shall have the right to either: (i) terminate this Agreement, in which event the Earnest Money will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement; or (ii) waive the HEB Declaration Estoppels requirement and proceed with the Closing. Purchaser must exercise option (i) or option (ii) of the immediately preceding sentence by written notice to Seller on or before the date that is two (2) business days after the expiration of the Conditions Precedent Period. If Purchaser fails to exercise such option on or before the date that is two (2) business days after the expiration of the Conditions Precedent Period, then Purchaser will be deemed to have exercised option (i) (i.e., to terminate this Agreement) set forth above.
7.05Ground Leases. Each of the Ground Leases shall be in full force and effect as of the Closing (together, as to the entirety of the Real Property), neither shall have been amended, modified or assigned except as expressly disclosed in this Agreement, there shall be no uncured defaults under either of the Ground Leases by Seller or the Master Landlord as of the Closing, and the Master Landlord shall have taken all actions and provided all consents (if any) to the extent required under the Ground Leases to permit the consummation of the subject transaction in accordance with the terms of the Ground Leases. Notwithstanding anything contained in this Agreement, in the event that Purchaser elects to terminate this Agreement in accordance with Section 7.14 as a result of a failure of the Condition Precedent described in this Section 7.05, in addition to the Earnest Money (less the Independent Contract Consideration) being refunded to Purchaser, Seller shall reimburse Purchaser for its Third Party Costs (as defined and capped below), which obligation shall survive the termination of this Agreement.
7.06Title Policy. The Title Company has heretofore issued a proforma title insurance policy, a full, correct and complete copy of which is attached hereto as Exhibit “P” (the “Proforma Title Policy”). The Title Company shall be irrevocably committed to issue to Purchaser, through Underwriter and upon payment of the applicable premium, a Texas Owner's Policy of Title Insurance, duly executed and approved by Underwriter, in the amount of the Purchase Price, insuring Purchaser's leasehold interest in the Property as of the Closing Date, in form and substance consistent, in all respects, with the Proforma Title Policy, which shall, for avoidance of doubt, include only those exceptions to title expressly set forth in Schedule B of the Proforma Title Policy and identified therein as “Exceptions From Coverage” (collectively, the “Permitted Exceptions”), including all endorsements in the forms attached to the Proforma Title Policy and also including, for avoidance of doubt, affirmative coverage over the HEB ROFR as set forth in Schedule B, Item 6(s) of the Proforma Title Policy (the “Title Policy”).
7.07HEB Profit Participation Agreement Release. Seller shall have caused a recordable partial release, which is in form attached hereto as Exhibit “J-1” and has been duly executed by HEB, which fully releases the Property from the HEB Profit Participation Agreement for all purposes (the “HEB Profit Participation Agreement Release”) to be delivered in escrow with the Title Company along with instructions signed by HEB that provides that the HEB Participation Agreement Release will be released from escrow and recorded in the Official Public Records of Brazos County, Texas in connection with

Closing hereunder. Seller will use commercially reasonable efforts to obtain HEB’s approval and execution of the HEB Profit Participation Agreement Release and related escrow instructions. If HEB requires any changes to the HEB Profit Participation Agreement Release, Seller will promptly provide to Purchaser a revised HEB Profit Participation Agreement Release that is acceptable to HEB. Purchaser will respond to Seller in writing within five (5) business days of the date Seller provides the revised HEB Profit Participation Agreement Release of whether Purchaser approves the revised HEB Profit Participation Agreement Release or the specific reasons for withholding approval if approval is not granted. If Seller is unable, for any reason, to deliver the HEB Profit Participation Agreement Release in the form required pursuant to this Section 7.07 (with any revisions approved or deemed approved by Purchaser) to the Title Company along with escrow instructions for release at Closing on or before the expiration of the Conditions Precedent Period (as it may be extended), then, as Purchaser’s sole and exclusive remedy, this Agreement will automatically terminate, in which event the Earnest Money will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement.
7.08Waiver of HEB ROFR. Seller shall have caused a recordable waiver of HEB ROFR, which is in form attached hereto as Exhibit “J-2” and has been duly executed by HEB, which fully waives the HEB ROFR for all purposes (the “Waiver of HEB ROFR”) to be delivered in escrow with the Title Company along with instructions signed by HEB that provides that the Waiver of HEB ROFR will be released from escrow and recorded in the Official Public Records of Brazos County, Texas in connection with Closing hereunder. Seller will use commercially reasonable efforts to obtain HEB’s approval and execution of the Waiver of HEB ROFR and related escrow instructions. If HEB requires any changes to the Waiver of HEB ROFR, Seller will promptly provide to Purchaser a revised Waiver of HEB ROFR that is acceptable to HEB. Purchaser will respond to Seller in writing within five (5) business days of the date Seller provides the revised Waiver of HEB ROFR of whether Purchaser approves the revised Waiver of HEB ROFR or the specific reasons for withholding approval if approval is not granted. If Purchaser fails to respond within such five (5) business day period, then Purchaser will be deemed to have approved the revised Waiver of HEB ROFR. If Seller is unable, for any reason, to deliver the Waiver of HEB ROFR in the form required pursuant to this Section 7.08 (with any revisions approved or deemed approved by Purchaser) to the Title Company along with escrow instructions for release at Closing on or before the expiration of the Conditions Precedent Period (as it may be extended), then, as Purchaser’s sole and exclusive remedy, this Agreement will automatically terminate, in which event the Earnest Money will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement.
7.09Declaration Supplement. Seller shall have caused a recordable Agreement Relating to Declaration of Easements, Covenants, Conditions and Restrictions, which is in form attached hereto as Exhibit “O” and has been duly executed by each of Multifamily and Master Landlord (the “Declaration Supplement”) to be delivered in escrow with the Title Company along with instructions signed by each of Multifamily and Master Landlord that provide that, once signed by Purchaser, the Declaration Supplement will be released from escrow and recorded in the Official Public Records of Brazos County, Texas in connection with Closing hereunder. Seller hereby confirms that Multifamily has approved the form Declaration Supplement attached hereto as Exhibit “O”, and has otherwise agreed to the foregoing. Seller will use commercially reasonable efforts to obtain Master Landlord’s approval and execution of the Declaration Supplement and related escrow instructions. If Master Landlord requires any changes to the Declaration Supplement, Seller will promptly provide to Purchaser a revised Declaration Supplement that is acceptable to Master Landlord. Purchaser will respond to Seller in writing within five (5) business days of the date Seller provides the revised Declaration Supplement of whether Purchaser approves the revised Declaration Supplement or the specific reasons for withholding approval if approval is not granted. If Purchaser fails to respond within such five (5) business day period, then Purchaser will be deemed to have approved the revised Declaration Supplement. If Seller is unable, for any reason, to deliver the Declaration Supplement in the form required pursuant to this Section 7.09 (with any revisions approved or deemed approved by Purchaser) to the Title Company along with escrow instructions for release at Closing on or before the expiration of the Conditions Precedent Period (as it may be extended), then, as Purchaser’s sole and exclusive remedy, this Agreement will automatically terminate, in which event the Earnest Money will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement; provided, however, that notwithstanding the foregoing, if Seller fails to deliver the Declaration Supplement executed by Multifamily and related escrow instructions from Multifamily on or before the expiration of the Conditions Precedent Period (as it may be extended), such failure shall constitute a Seller default under Section 9.02 and Purchaser shall have the remedies set forth therein. The Declaration Supplement in the form attached hereto or otherwise approved by Purchaser is a Permitted Exception for all purposes hereunder.
7.10Teriyaki Madness. Seller shall have caused a First Amendment to Shopping Center Sublease Agreement which is in form attached hereto as Exhibit “S” and has been duly executed by each of Seller and Teriyaki Madness (“Teriyaki Madness Lease Amendment”) to be delivered to Purchaser. Seller will execute the Teriyaki Madness Lease Amendment and Seller will use commercially reasonable efforts to obtain Teriyaki Madness’s approval and execution of the Teriyaki Madness Lease Amendment. If Teriyaki Madness requires any changes to the Teriyaki Madness Lease Amendment, Seller will promptly provide to Purchaser a revised Teriyaki Madness Lease Amendment that is acceptable to Teriyaki Madness. Purchaser will respond to Seller in writing within five (5) business days of the date Seller provides the revised Teriyaki Madness Lease Amendment of whether Purchaser approves the revised Teriyaki Madness Lease Amendment or the specific reasons for withholding approval if approval is not granted. If Purchaser fails to respond within such five (5) business day period, then Purchaser will be deemed to have approved the revised Teriyaki Madness Lease Amendment. If Seller is unable, for any reason, to deliver the Teriyaki Madness Lease Amendment in the form required pursuant to this Section 7.10 (with any revisions approved or deemed approved by Purchaser) to Purchaser on or before the expiration of the Conditions Precedent Period (as it may be extended), then, as Purchaser’s sole and exclusive remedy, this Agreement will automatically terminate, in which event the Earnest Money will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement.
7.11Seller’s Representations and Warranties. Each of the warranties and representations of Seller set forth in this Agreement, as they may be modified in accordance with the provisions set forth in the paragraph immediately following Section 6.01(bb) above, shall be true and correct in all material respects as of the Closing.
7.12No Condemnation. Seller shall not have received any written notice of any pending or contemplated eminent domain or condemnation of the Property or any portion thereof.
7.13Agency Letter. Seller shall have caused Title Company or Underwriter to deliver to Purchaser an Agency Letter, duly executed by Underwriter, in the form attached hereto as Exhibit “Q” and dated as of the Closing Date.
7.14Conditions Precedent. The obligation of Purchaser to consummate the transaction contemplated under this Agreement is expressly subject to and conditioned upon: (i) satisfaction or waiver of the Tenant Estoppels Requirement; (ii) the delivery of the Master Landlord Estoppel to Purchaser as required pursuant to Section 7.03; (iii) the delivery of the HEB Declaration Estoppels as required pursuant to Section 7.04; and (iv) the satisfaction of each of the Conditions Precedent set forth above in Sections

7.05, 7.06, 7.07, 7.08, 7.09, 7.10, 7.11, 7.12 and 7.13. The Conditions Precedent may be waived by Purchaser, only in writing, and in its sole and absolute discretion. If the Conditions Precedent are not all satisfied or waived by Purchaser (in Purchaser’s sole and absolute discretion) on or before the date that is forty-five (45) days after the Effective Date (the “Conditions Precedent Period”), then, as Purchaser’s sole remedy, this Agreement will terminate, in which event the Earnest Money (less the Independent Contract Consideration) will be refunded to Purchaser and neither Party shall have any further rights, remedies or obligations under this Agreement except obligations and rights that expressly survive any termination of this Agreement or as may otherwise be expressly provided in this Agreement. In the event that the Conditions Precedent are not satisfied or waived by Purchaser on or before the expiration of the Conditions Precedent Period, then each of Seller and Purchaser shall have the right to extend the Conditions Precedent Period by written notice to the other within two (2) business days after the expiration of the original Conditions Precedent Period, but not for more than a period of fifteen (15) days in the aggregate. The date of satisfaction of all of the Conditions Precedent is referred to as the “Conditions Precedent Satisfaction Date.”
VIII,
Condemnation and Casualty
8.01Condemnation. If prior to Closing, any governmental or other entity having condemnation authority shall institute an eminent domain proceeding with regard to the Property or any part thereof, then Seller, upon receiving written notice of such action, shall promptly deliver written notice to Purchaser thereof. Purchaser may, at its option, within twenty (20) days of receipt of such notice from Seller (with the Closing Date being automatically extended as necessary to afford Purchaser the full benefit of such twenty (20) day period), terminate this Agreement by delivering written notice thereof to Seller in which event this Agreement will terminate, and the Parties will have no further rights and obligations hereunder other than the Post Termination Obligations (defined below). If Purchaser fails to so terminate this Agreement within such 20 day period, then this Agreement will remain in full force and effect, Purchaser will be deemed to have waived such right of termination, and Seller will assign all of Seller’s right, title and interest in and to such condemnation proceeds to Purchaser (or pay to Purchaser if such proceeds have been collected) at Closing.
8.02Casualty. If any portion of the Property is damaged or destroyed prior to Closing, then Purchaser may, within fifteen (15) days after receipt from Seller of written notice of such damage or destruction (with the Closing Date being automatically extended as necessary to afford Purchaser the full benefit of such fifteen (15) day period), elect to either: (a) terminate this Agreement; or (b) close the acquisition hereunder, in which event Seller shall at Closing credit to Purchaser the amount of all insurance proceeds paid for such damages to Seller and proceeds of rent loss insurance applicable to the period after the Closing Date and credit to Purchaser the amount of any deductibles associated therewith. If insurance proceeds have not been awarded as of the Closing Date, then Seller will diligently prosecute such insurance claim after Closing and will remit such proceeds to Purchaser promptly upon receipt of same and such obligation will survive Closing. Seller will promptly notify Purchaser in writing if Seller becomes aware of any such damage or destruction. Notwithstanding the foregoing, however, if the damage to the Property can be repaired for $500,000.00 or less and such casualty would not permit one or more Tenants with an aggregate rentable square footage of 10,000 square feet or more to terminate its Tenant Lease(s) or abate any Rent thereunder, both as reasonably determined by Purchaser, then Purchaser will not have the option to terminate this Agreement under clause (a) of the immediately preceding sentence, but rather the Parties shall proceed to Closing under the terms and provisions of clause (b) of the immediately preceding sentence. If Purchaser exercises its option to terminate this Agreement pursuant to this Section 8.02, then this

Agreement will terminate, and the Parties will have no further rights and obligations hereunder other than the Post Termination Obligations.
IX.
Remedies
9.01Purchaser’s Default and Seller’s Remedies: If Purchaser fails to close the transaction contemplated, and as required, by this Agreement for any reason (except for a Seller breach or default or the permitted termination of this Agreement by Purchaser or Seller as herein expressly provided) and Seller is not in default of its obligations hereunder in any material respect, then Seller may, as Seller’s sole and exclusive remedy, terminate this Agreement and recover or retain the Earnest Money as liquidated damages for the failure or refusal by Purchaser to close the transaction contemplated, and as required, by this Agreement (“Acquisition Default”). In the event of an Acquisition Default by Purchaser, the Earnest Money will be delivered to or retained by Seller as liquidated damages, and not a penalty, in full satisfaction of Seller’s claims against Purchaser with respect to the Acquisition Default. Seller and Purchaser agree that it is difficult to determine the actual amount of Seller’s damages arising out of an Acquisition Default by Purchaser, but the amount of the Earnest Money is a fair estimate of those damages which has been agreed to by the Parties in a sincere effort to make the damages certain. Seller has no right to specifically enforce Purchaser's obligations under this Agreement nor to seek or otherwise collect any actual, out-of-pocket, lost profit, punitive, consequential, treble, or other damages from or against Purchaser. In no event shall any officer, director, agent or employee of Purchaser or its partners be personally liable for any of Purchaser's obligations under this Agreement or the documents to be delivered at the Closing. Purchaser’s indemnity obligation under (i) the Access Agreement, (ii) Article III of this Agreement, and/or (iii) Section 11.01 of this Agreement, Purchaser’s responsibility for its Post Termination Obligations and Purchaser’s liability for costs under Section 9.06 below will not be subject to this Section 9.01 (except the immediately preceding sentence) and Seller is entitled to all legal and equitable rights and remedies for those provisions. In no event will the Earnest Money be delivered to or retained by Seller absent the occurrence of an Acquisition Default except as anticipated at Closing as a credit against the Purchase Price.
9.02Seller’s Default and Purchaser’s Remedies. Except for exclusive remedies otherwise specified in Articles VI and VII above, if (i) Seller fails or refuses to timely comply, beyond any expressly applicable notice and cure periods, with Seller’s obligations under this Agreement, and/or (ii) any of the warranties and representations of Seller under this Agreement were not true and correct as of the Effective Date, or are not true and correct as of the Closing Date, as such representations and warranties may be modified in accordance with the provisions set forth in the paragraph immediately following Section 6.01(bb) above, and if Purchaser is not in default of any of Purchaser's obligations hereunder in any material respect, then Purchaser may, as Purchaser’s sole and exclusive remedy, either: (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing, receive a refund of its Earnest Money hereunder, and receive from Seller reimbursement of the third party out-of-pocket costs (including, without limitation, attorneys’ fees, consultants’ fees, costs and expenses, and inspection report fees) incurred by Purchaser in connection with the negotiation and administration of this Agreement and performing its due diligence and other investigation of the Property and the transactions contemplated by this Agreement in an amount not to exceed $150,000 (as capped, the “Third Party Costs”); (ii) waive said failure or breach and proceed to Closing without any reduction in Purchase Price; or (iii) enforce specific performance of Seller’s obligations under this Agreement if and only if Purchaser complies with all of the preconditions and requirements set out in the immediately following paragraph. Prior to Seller being obligated to pay Third Party Costs under any provision of this Agreement requiring payment of Third Party Costs to Purchaser, Purchaser must provide Seller commercially reasonable documentary evidence of such costs incurred by Purchaser.

Notwithstanding any provision in this Agreement to the contrary, it is specifically agreed and understood that, for Purchaser to enforce specific performance of Seller’s obligations under this Agreement or to place a lis pendens on the Property or otherwise encumber the Property Purchaser must (i) unless Seller’s actions or communications indicates it does not intend to perform under this Agreement, timely tender substantial performance under this Agreement, except to the extent such performance is frustrated by any action or failure to act by Seller; and (ii) institute within forty-five (45) days after the Closing Date, an action in a court with jurisdiction and in the venue specified under this Agreement seeking to enforce specific performance of Seller’s obligations under this Agreement. PURCHASER HEREBY WAIVES ALL RIGHTS WHICH PURCHASER HAS OR MAY HAVE TO ENFORCE SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT AND/OR TO PLACE A LIS PENDENS ON THE PROPERTY WITHOUT SATISFYING THE REQUIREMENTS AND CONDITIONS SET OUT IN THIS PARAGRAPH.
9.03Notice and Opportunity to Cure. For purposes of this Agreement, the term “Non-Curable Default” shall mean and refer to: (a) any default by Purchaser to deliver the Earnest Money on a timely basis as required under this Agreement; and/or (b) any failure by Purchaser to deliver to Underwriter or Title Company (as required pursuant to this Agreement), on or before the Closing Date, all funds, documents and other items required to be delivered by Purchaser under this Agreement in order to close the transaction under this Agreement; and/or (c) any failure by Seller to deliver to Underwriter or Title Company (as required pursuant to this Agreement), on or before the Closing Date, all funds, documents and other items required to be delivered by Seller under this Agreement in order to close the transaction under this Agreement. In the event of any default under this Agreement (other than a Non-Curable Default) by either Party (the “Defaulting Party”) the other Party (the “Non-Defaulting Party”) will not exercise any of such Non-Defaulting Party’s rights or remedies under this Agreement until and unless the Non-Defaulting Party has provided to the Defaulting Party a written notice of the default or defaults of the Defaulting Party (the “Default Notice”) and the Defaulting Party has failed to cure the default or defaults specified in the Default Notice within ten (10) days after the date of the Non-Defaulting Party’s delivery of the Default Notice. In the event of any Non-Curable Default, the Non-Defaulting Party may, at the Non-Defaulting Party’s option and election, afford notice and opportunity to cure to the Defaulting Party, but it is expressly agreed and understood that the Non-Defaulting Party has no duty to afford any such notice or opportunity to cure to the Defaulting Party. Rather, the Non-Defaulting Party may, if the Non-Defaulting Party so elects, exercise any right or remedy which the Non-Defaulting Party may have with respect to any Non-Curable Default, without necessity of providing to the Defaulting Party any notice or opportunity to cure.
9.04Purchaser’s Post Termination Obligations. If this Agreement is terminated for any reason (either by Purchaser or by Seller), then Purchaser shall: (a) restore the Property to the condition which existed, in all material respects, prior to any inspections, tests or other activities of Purchaser and/or any of the Purchaser Parties, but only to the extent of damage caused by Purchaser and/or any of the Purchaser Parties; (b) destroy all hard copies of the Property Information in Purchaser’s possession; (c) authorize the release of the full amount of the Independent Contract Consideration (to the extent and only to the extent that the same has not been previously delivered by Underwriter to Seller); (d) remove all liens against the Property which have arisen due to any activities of Purchaser or any of the Purchaser Parties; and (e) indemnify and hold Seller harmless from and against any and all liabilities, obligations, claims and costs of any kind or nature (including court costs and reasonable attorneys' fees) to the extent arising out of or in connection with any activities of the Purchaser and/or the Purchaser Parties upon or within the Property, except to the extent arising out of any negligence or willful misconduct on the part of Seller or any Seller Party. All of the obligations of Purchaser under the immediately preceding sentence are referred to in this Agreement collectively as the “Post Termination Obligations”. Notwithstanding any provision in this Agreement to the contrary, the Post Termination Obligations shall survive any termination of this

Agreement, and the Post Termination Obligations shall not (regardless of any liquidated damages provisions in this Agreement) be deemed to be satisfied in whole or in part by the delivery to Seller of all or any portion of the Earnest Money.
9.05Disposition of the Earnest Money. Notwithstanding any provision in this Agreement to the contrary, the provisions in this Agreement relating to the Earnest Money shall survive any termination of this Agreement.
(a)If the sale and purchase of the Property is consummated under the terms and provisions of this Agreement, then the Earnest Money will be credited and applied against the cash sums which are payable by Purchaser at the Closing.
(b)If this Agreement is terminated under the terms and provisions of any Section of this Agreement that calls for the return of the Earnest Money to Purchaser (including, without limitation Sections 1.02, 3.01, 4.03, 4.04, 4.05, 6.01, 7.02, 7.03, 7.04, 7.06, 7.07, 7.08, 7.09, 7.10, 7.11, 7.12, 7.13, 7.14, 8.01 or 8.02 of this Agreement), the Earnest Money will be promptly disbursed to Purchaser.
(c)If Seller terminates this Agreement under the terms and provisions of Section 9.01 of this Agreement, then the Earnest Money will be retained by and/or promptly disbursed to Seller after such termination.
(d)If Purchaser terminates this Agreement under the terms and provisions of Section 9.02 of this Agreement as the result of the occurrence of an Acquisition Default, then the Earnest Money will be retained by and/or promptly disbursed to Purchaser after such termination.
9.06Enforcement Costs. In the event of any dispute between the Parties arising out of or in connection with this Agreement, the prevailing Party in such dispute shall be entitled to recover from the non-prevailing Party all of the prevailing Party’s costs and expenses in connection with such dispute, including without limitation court costs, expert witness fees and reasonable attorney’s fees.
9.07Post-Closing Limitation of Liability. Purchaser acknowledges and agrees that (i) the members, affiliates, officers, directors, investment managers, employees, partners, agents and advisors of Seller do not assume any personal liability for obligations entered into by or on behalf of Seller, and (ii) in no event shall Seller have any liability for lost profits, speculative, special, consequential or punitive damages (subject to Seller’s obligations with respect to Third Party Cost as expressly set forth and capped in this Agreement). In addition, for purposes of this Agreement, the term “Covered Matters” means and refers to any breach of an express representation, warranty or covenant by Seller under this Agreement or under any of the closing documents of this Agreement, including but not limited to the Express Warranties and the Express Covenants. Notwithstanding any provision in this Agreement to the contrary, Purchaser’s rights to recover damages from Seller for a Covered Matter are subject to the following limitations, agreements and requirements: Except for the Carve Outs (defined below), in no event will Seller's liability under or otherwise in connection with this Agreement, any documents executed in connection herewith and/or otherwise in connection with the Property exceed the aggregate sum of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) (“Seller’s Maximum Liability”), and Purchaser shall have no right to assert any claim against Seller, and Seller shall have no liability to Purchaser whatsoever, unless the valid claims for all breaches of Seller collectively aggregate more than Twenty-Five Thousand and 00/100 Dollars ($25,000.00). The foregoing limitations will not apply to the extent of damages or losses incurred by Purchaser due to breaches of Seller’s obligation under Section 5.05, Section 6.01(b) and/or

Section 11.01 hereof (collectively, the “Carve Outs”). Seller covenants that until the expiration of the Claim Period (defined below) and for so long thereafter until all claims made by Purchaser during the Claim Period in accordance with this Article 9 and Section 12.01 below have been finally resolved and paid, if applicable, Seller shall (i) remain an entity in good standing in the State of Texas and not legally dissolve, and (ii) maintain (and not disburse to Seller’s partners, members, or investors) cash or cash equivalents in an amount equal to at least the amount of the Seller’s Maximum Liability. The terms and provisions of this Section 9.07 shall survive until all such claims are resolved or are barred under Section 12.01 below.
X.
Notices
10.01Delivery of Notices. Any notice, communication, request, reply or advice (severally and collectively referred to as “Notice”) in this Agreement provided or permitted to be given, made or accepted by either Party to the other must be in writing. Notice may, unless otherwise provided herein, be given or served: (a) by depositing the same in the United States Mail, certified, with return receipt requested, addressed to the Party to be notified and with all charges prepaid; or (b) by depositing the same with Federal Express or another service guaranteeing “next day delivery”, addressed to the Party to be notified and with all charges prepaid. Notice deposited in the United States mail in the manner hereinabove described shall be deemed effective from and after the earlier of the date of actual receipt or three (3) days after the date of such deposit. Notice deposited with a reputable overnight courier service shall be deemed effective on the first (1st) business day after the date of deposit. Notices may also be given by electronic mail, with the original being sent by one other approved means of delivery as set forth above in this Section 10.01, in which event, the Notice shall be deemed delivered on the date and time of the electronic mail, provided that if the recipient of such Notice given by electronic mail acknowledges receipt of same in writing (including by electronic mail), the original need not be delivered. Purchaser’s counsel may deliver any notice required or otherwise permitted to be given by Purchaser hereunder with the same effect as if given directly by Purchaser. For the purposes of notice, the addresses of the Parties shall, until changed as provided below, be as follows:
Seller:        COLLEGE STATION 1892 PROPERTIES, L.L.C.
212 Lavaca Street, Suite 300
Austin, Texas 78701
Attn: Erin D. Pickens
Email: [intentionally omitted]

With copy to:        ARMBRUST & BROWN PLLC
100 Congress Avenue, Suite 1300
Austin, Texas 78701
Attn: Kenneth Jones
Email: [intentionally omitted]

Purchaser:        BRIXMOR OPERATING PARTNERSHIP LP
        [***]
        [***]
        [***]
        Attention: [***]
        Email address: [intentionally omitted]

With copies to:        BARACK FERRAZZANO
200 West Madison Street, Suite 3900
Chicago, IL 60606
Attn: Charles E. Picton & Elizabeth Cooper
Email: [intentionally omitted]

The Parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other Party.
XI.
Real Estate Commissions
11.01Real Estate Commissions.
(a)Seller and Purchaser acknowledge and agree that the only broker who has been involved with the origination and negotiation of this Agreement is CBRE, Inc., a Delaware corporation (the “Broker”). Seller agrees to pay all real estate sales commissions to Broker in accordance with the terms and provisions of a separate agreement between Seller and Broker.
(b)Seller represents and warrants to Purchaser that the above referenced real estate sales commission will be deemed earned only if and when the Closing occurs under this Agreement, and that if this Agreement fails to close for any reason, including a breach by either Party, Seller shall have no obligation to pay to Broker the above referenced real estate sales commissions or any other compensation, costs, expenses, fees or other sums of any kind or nature. Without limitation on the generality of the foregoing, it is expressly agreed and understood that the Broker will not be entitled to any real estate sales commissions if the Parties agree to rescind or terminate this Agreement and that in no event will Purchaser be required to pay any commission, fee or other amount to Broker.
(c)Seller and Purchaser each represents and warrants to the other that, other than the real estate sales commissions payable to the Broker as specified hereinabove, there are no real estate sales commissions payable to any person or entity in connection with the transaction evidenced by this Agreement. Seller and Purchaser agree to hold harmless, defend, and indemnify each other from any and all claims, suits, liabilities, losses, costs, and expenses (including reasonable attorneys’ fees and court costs) resulting from any claims made by any broker, agent, finder, or salesman for any real estate sales commission or other compensation, reimbursement or payment of any kind or nature which is alleged to be owed based upon an agreement with the indemnifying party.

(d)The Broker is not a party to this Agreement. This Agreement may be amended or terminated without notice to or the consent of the Broker. The absence of Broker’s signatures shall not in any way affect the validity of this Agreement or any amendment to this Agreement.
(e)Purchaser understands and hereby acknowledges that neither the Broker nor any agents operating by, through or under the Broker has any authority to bind Seller to any warranties or representations regarding the Property, and further acknowledges that Purchaser has not relied upon any warranties or representations of the Broker or any agents operating by, through or under the Broker in Purchaser’s decision to purchase the Property.
(f)The obligations of the Parties contained in this Section 11.01 shall survive the Closing or any termination of this Agreement.
XII.
Miscellaneous Provisions
12.01Survival of Covenants: The obligations, representations, warranties, covenants and agreements of the Parties set out in this Agreement shall not be merged into the documents executed at the Closing, but rather shall survive the Closing. Notwithstanding any provision herein to the contrary, however, Purchaser must notify Seller in writing (“Purchaser Claim Notice”) specifying any claim hereunder on or before the date that is one (1) year after the Closing Date (the “Claim Period”) and then shall commence any legal proceeding for any claim that is included in a Purchaser Claim Notice (that is provided during the Claim Period) within two (2) years after the Closing Date (the “Survival Period”). Any suit or cause of action based upon obligations arising out of or under this Agreement will be deemed barred if not filed prior to the expiration of the Survival Period.
12.02Entire Agreement. This Agreement contains the entire agreement of the Parties hereto. There are no other agreements, oral or written, between the Parties regarding the Property and this Agreement can be amended only by written agreement signed by the Parties hereto, and by reference made a part hereof.
12.03Binding Effect. This Agreement, and the terms, covenants, and conditions herein contained, shall be covenants running with the land and shall inure to the benefit of and be binding upon the heirs, successors, and assigns of each of the Parties hereto.
12.04Effective Date. The Effective Date is defined in the preamble of this Agreement.
12.05Time. Time is of the essence in all things pertaining to the performance of this Agreement, including without limitation all dates, deadlines and periods of time referred to in this Agreement. All references in this Agreement to specific times shall mean and refer to local time in Austin, Texas.
12.06Business Days. For purposes of this Agreement, the term “business day” or “business days” shall mean and refer to all calendar days, other than Saturdays, Sundays and days on which the U.S. Federal Reserve Bank of Dallas or banks in the State of Texas are closed. If any deadline set forth in this Agreement falls on a day which is not a business day or if any period of time provided for in this Agreement ends on a day which is not a business day, then the applicable deadline or period shall be extended to the first succeeding day which is a business day.

12.07Assignment. This Agreement may not be assigned by the Purchaser without the written consent of Seller, which may be granted or withheld in Seller’s sole discretion; provided, however, that Purchaser may, without Seller’s consent, assign this Agreement to: (i) an affiliate, (ii) any entity owned or controlled by Purchaser, and/or (iii) any investment client of Purchaser or other real estate fund owned or controlled by Purchaser or, in each case, any entity formed on its behalf, so long as (a) Purchaser gives Seller three (3) business days’ advance written notice thereof; (b) the assignee shall assume in writing all of Purchaser’s obligations hereunder; and (c) such assignment shall not relieve Purchaser of its obligations hereunder.
12.08Severability. If any provision of this Agreement is illegal, invalid, or unenforceable under present or future laws, then, and in that event, it is the intention of the Parties hereto that the remainder of this Agreement shall not be affected thereby, and it is also the intention of the Parties to this Agreement that in lieu of each provision of this Agreement that is illegal, invalid, or unenforceable, there be added as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible, and be legal, valid, and enforceable.
12.09Waiver. Any failure by a Party hereto to insist, or any election by a Party hereto not to insist, upon strict performance by the other Party of any of the terms, provisions, or conditions of this Agreement shall not be deemed to be a waiver thereof or of any other term, provision, or condition hereof, and such Party shall have the right at any time or times thereafter to insist upon strict performance of any and all of the terms, provisions, and conditions hereof.
12.10Applicable Law and Venue. The construction and validity of this Agreement shall be governed by the laws of the State of Texas. Venue shall be in a court of appropriate jurisdiction in Brazos County, Texas.
12.11Article and Section Headings. The article and section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several provisions therein.
12.12Grammatical Construction. Wherever appropriate, the masculine gender may include the feminine or neuter, and the singular may include the plural, and vice versa.
12.13No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum, affidavit or other instrument evidencing this Agreement or relating hereto (other than the closing documents contemplated hereunder) shall ever be recorded in the Real Property Records of Brazos County, Texas, or in any other public records. Should Purchaser ever record or attempt to record any such instrument, then, notwithstanding any provision herein to the contrary, such recordation or attempted recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein: (i) Purchaser shall be personally liable to Seller for any damages incurred by Seller as a result of such recordation or attempted recordation, together with all attorney’s fees and other costs and expenses of any kind or nature incurred by Seller as a result of such recordation or attempted recordation; and (ii) Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the Real Property Records of Brazos County, Texas. Notwithstanding the foregoing, Purchaser may file a lis pendens lien in connection with a specific performance enforcement action in accordance with Section 9.02 above.
12.141031 Exchange. Either Seller or Purchaser may consummate the purchase and sale of the Property as part of a so-called forward or reverse like kind exchange (the “Exchange”) pursuant to Section

1031 of the Internal Revenue Code, provided that: (i) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to Seller's or Purchaser’s obligations under this Agreement; (ii) Seller and/or Purchaser, as applicable, shall effect the Exchange through a qualified intermediary and neither Seller nor Purchaser shall be required to take an assignment of the purchase agreement for the exchange property or be required to acquire or hold title to any real property for purposes of consummating the Exchange; (iii) each party electing such Exchange shall pay any additional costs that would not otherwise have been incurred by Seller or Purchaser had the party electing such Exchange not consummated its purchase through the Exchange; and (iv) each party agrees to cooperate with the other party in effectuating the Exchange. Neither Seller nor Purchaser shall by this agreement or acquiescence to the Exchange (a) have their rights under this Agreement affected or diminished in any manner or (b) be responsible for compliance with, or be deemed to have warranted to the other party that, the Exchange in fact complies with, Section 1031 of the Internal Revenue Code.
12.15Confidentiality. Seller and Purchaser agree that the terms of this Agreement shall be confidential and that neither Party will disclose the terms of this Agreement to any person or entity, except only as follows: (a) such disclosures as may be necessary to consummate the terms and provisions of this Agreement or to enforce the terms and provisions of this Agreement; (b) disclosures to the employees, agents, accountants, consultants or attorneys of the respective Parties; (c) disclosures to investors, lenders, purchasers or prospective investors, lenders or purchasers; (d) disclosures as may be required by law, court order, governmental or regulatory reporting requirements, or other similar requirements; and (e) to HEB for the sole purpose of fulfilling Seller obligations under Section 1.02 regarding the HEB ROFR.
12.16Exculpation. Notwithstanding any provision in this Agreement to the contrary (other than the proviso below), it is agreed and understood that Purchaser shall look solely to the assets of Seller in the event of any breach or default by Seller under this Agreement, and not to the assets of: (a) any person or entity which is a member, manager or partner in Seller, if Seller is a limited liability company or a partnership, or which otherwise owns or holds any ownership interest in Seller, directly or indirectly (each such partner or other holder or owner of any interest in Seller being referred to herein as a "Subtier Owner"); (b) any person or entity which is a member, manager or partner in or otherwise owns or holds any ownership interest in any Subtier Owner, whether directly or indirectly; (c) any person or entity serving as an officer, director, employee or otherwise for or in Seller; or (d) any person or entity serving as an officer, director, employee or otherwise for or in any Subtier Owner. This Agreement is executed by one or more persons (the "Signatories", whether one or more) of Seller solely in their capacities as representatives of the Seller or a Subtier Owner of Seller and not in their own individual capacities. Purchaser hereby releases and relinquishes the Signatories from any and all personal liability for any matters or claims of any kind which arise under or in connection with or as a result of this Agreement. The foregoing release of liability shall be effective with respect to and shall apply to all claims against any members, managers and partners of Seller (if Seller is a limited liability company or a partnership) and any members, managers and partners of any Subtier Owner (if such Subtier Owner is a limited liability company or a partnership) regardless of whether such claims arise as a result of any liability which the Signatories may have as members, managers or partners of the Seller or any Subtier Owner, or otherwise. Seller acknowledges that Seller’s obligations with respect to any covenant, indemnity, representation or warranty under this Agreement which expressly survives the Closing shall be considered a liability for purposes of any member distribution limitation imposed under applicable Texas limited liability laws.
12.17Execution. To facilitate execution: (a) this instrument may be executed in any number of counterparts as may be convenient or necessary; (b) it shall not be necessary that the signatures of all Parties be contained in any one counterpart; (c) the signature pages taken from separate individually executed counterparts of this instrument may be combined to form multiple fully executed counterparts; and (d) a signature sent by electronic mail (e.g. in PDF format) or an electronic signature via DocuSign or AdobeSign or similar electronic signing platform shall be deemed to be an original signature for all purposes. All executed counterparts of this instrument shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement.
12.18Further Assurances. The Parties each agree to do, execute, acknowledge, and deliver all such further acts, instruments, and assurances and to take all such further action before or after the Closing as shall be reasonably necessary or desirable to fully carry out this Agreement and to fully consummate and effect the transactions contemplated hereby, including, without limitation, reasonable cooperation with respect to the transfer of the Intellectual Property to Purchaser at or after Closing. The provisions of this Section 12.18 shall survive the Closing.
12.19No Third Party Benefits. This Agreement is for the sole and exclusive benefit of the Parties hereto and their respective successors and assigns, and no third party is intended to or shall have any rights hereunder.
12.20Exhibits. The following exhibits are incorporated herein by reference for all purposes:*
(a)Exhibit “A”    Ground Leasehold Estates
(b)Exhibit “A-1”    Metes and Bounds Description of Leased Premises under Original Ground Lease
(c)Exhibit “B”    Personal Property
(d)Exhibit “B-1”    Lease Schedule
(e)Exhibit “C”    Property Agreements
(f)Exhibit “D”    Assignment and Assumption of Ground Leases
(g)Exhibit “D-1”    Notice to Ground Lessor
(h)Exhibit “E”    Bill of Sale and Assignment
(i)Exhibit “F”    Tenant Notice Form Letter
(j)Exhibit “G”    Disclosure Exhibit
(k)Exhibit “G-1”     Information Regarding Pending Ad Valorem Tax Appraised Value Protest For Calendar Year 2026
(l)Exhibit “H”    Form of HEB Lease Estoppel
(m)Exhibit “H-1”    Form of Tenant Estoppel
(n)Exhibit “I”    Master Landlord Estoppel
(o)Exhibit “J”    HEB Declaration Estoppel Form

(p)Exhibit “J-1”    Partial Release of HEB Net Profits Interest
(q)Exhibit “J-2”    Waiver of HEB ROFR
(r)Exhibit “K”    Rent Roll
(s)Exhibit “L”    Environmental Reports
(t)Exhibit “M”    A/R Report
(u)Exhibit “N”    Security Deposit List
(v)Exhibit “O”    Declaration Supplement
(w)Exhibit “P”    Proforma Title Policy
(x)Exhibit “Q”    Agency Letter
(y)Exhibit “R”    Retail Tax Parcel Allocation
(z)Exhibit “S”    Teriyaki Madness Lease Amendment
* Certain exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K because the information contained therein is not material and is not otherwise publicly disclosed. The registrant undertakes to furnish supplementally a copy of the exhibits to the U.S. Securities and Exchange Commission upon request.

12.21WAIVER OF CONSUMER RIGHTS. SELLER AND PURCHASER EACH HEREBY WAIVES ALL ITS RIGHTS UNDER THE TEXAS DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET. SEQ. OF THE TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF ITS OWN SELECTION, EACH OF SELLER AND PURCHASER VOLUNTARILY CONSENT TO THIS WAIVER.
12.22Guarantor Joinder. Stratus Properties Inc., a Delaware corporation, is also executing this Agreement as guarantor (“Guarantor”) solely for the purposes specified in this Section 12.22. From and after the Closing Date, Guarantor hereby guarantees to Purchaser the due and punctual performance of Seller’s obligations under the penultimate sentence of Section 9.07. The guarantee and obligations of Guarantor pursuant to this Section 12.22 shall survive the Closing only for so long as any obligation of Seller under Section 9.07 survive.
EXECUTED, as of the Effective Date, by Seller and Purchaser on the counterpart signature pages attached to this Agreement.

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO AGREEMENT OF SALE AND PURCHASE BY AND BETWEEN COLLEGE STATION 1892 PROPERTIES, L.L.C. AS “SELLER” AND BRIXMOR OPERATING PARTNERSHIP LP AS “PURCHASER”

    Executed by the undersigned on the date or dates set out hereinbelow.

SELLER:    COLLEGE STATION 1892 PROPERTIES, L.L.C.,
    a Texas limited liability company

By: /s/ Erin D. Pickens
     Erin D. Pickens, Sr. Vice President

JOINDER BY GUARANTOR

For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Stratus Properties Inc., has executed this Agreement solely for the purposes of agreeing to be bound by and perform its obligations under the provisions of Section 12.22 of this Agreement.

Stratus Properties Inc., a Delaware corporation

By: /s/ Erin D. Pickens
Erin D. Pickens, Sr. Vice President

COUNTERPART SIGNATURE PAGE FOR ATTACHMENT TO AGREEMENT OF SALE AND PURCHASE BY AND BETWEEN COLLEGE STATION 1892 PROPERTIES, L.L.C. AS “SELLER” AND BRIXMOR OPERATING PARTNERSHIP LP AS “PURCHASER”

    Executed by the undersigned on the date or dates set out hereinbelow.

PURCHASER:            BRIXMOR OPERATING PARTNERSHIP LP,
a Delaware limited partnership

By:    [***]

By: /s/ Brixmor Operating Partnership LP

TITLE COMPANY RECEIPT
Heritage Title Company of Austin, Inc. acknowledges receipt of this Agreement, executed and, if needed, initialed, by both Seller and Purchaser this 21 day of May, 2026.

    HERITAGE TITLE COMPANY OF AUSTIN, INC.

    By: /s/ Amy Love Fisher
    Printed Name: Amy Love Fisher
    Title: Sr. Vice President

UNDERWRITER RECEIPT

First American Title Insurance Company acknowledges receipt of this Agreement, executed and, if needed, initialed, by both Seller and Purchaser this 27 day of May, 2026.

    FIRST AMERICAN TITLE INSURANCE COMPANY

    By: /s/ Dylan Rivera
    Printed Name: Dylan Rivera
    Title: Associate Commercial Escrow Officer

UNDERWRITER’S RECEIPT OF EARNEST MONEY

    On this 27 day of May, 2026, First American Title Insurance Company, as the Underwriter named in the foregoing Agreement of Sale hereby acknowledges receipt of four hundred sixty-five thousand Dollars ($465,000) as the Earnest Money under the Agreement.

                        FIRST AMERICAN TITLE INSURANCE COMPANY

    By: /s/ Dylan Rivera
    Printed Name: Dylan Rivera
    Title: Associate Commercial Escrow Officer